UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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AXOGEN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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13631 Progress Blvd.

Suite 400

Alachua, FL 32615

Dear Shareholder:

You are cordially invited to attend our 2017 Annual Meeting of Shareholders (the “Meeting”) of AxoGen, Inc. (the “Company” or “AxoGen”) which will be held at the Renaissance Orlando Airport Hotel, 5445 Forbes Place, Orlando, FL 32812 beginning at 4:00 p.m. Eastern Time on Wednesday, May 24, 2017.

This booklet contains your official notice of our 2017 Annual Meeting of Shareholders and a Proxy Statement that includes information about the matters to be acted upon at the Meeting. In addition to voting on the matters described in this Proxy Statement, we will use the Meeting as an opportunity to review our operations.

I sincerely hope that you will be able to attend the Meeting. Whether or not you plan to attend, your vote is important and we urge you to complete and return the enclosed proxy in the accompanying envelope.

Sincerely,

Karen Zaderej
Chief Executive Officer, President and Director

April 7, 2017

2017 ANNUAL MEETING OF SHAREHOLDERS

13631 Progress Blvd.

Suite 400

Alachua, FL 32615

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend our 2017 Annual Meeting of Shareholders (the “Meeting”) of AxoGen, Inc. (the “Company”, “AxoGen”, “we” or “our”) which will be held on Wednesday, May 24, 2017 at 4:00 p.m. Eastern Time, at the Renaissance Orlando Airport Hotel, 5445 Forbes Place, Orlando, FL 32812 for the following purposes:

1.	To elect seven members to our board of directors (the “Board of Directors”) to hold office for the ensuing year and until their successors are elected and qualified;
2.

To approve an amendment and restatement of the AxoGen, Inc. 2010 Stock Incentive Plan (as amended and restated on September 27, 2011, May 13, 2014 and May 26, 2016 (the “2010 Plan”) to: (i) increase the number of shares of common stock of AxoGen authorized for issuance under the 2010 Plan from 5,500,000 to 7,700,000, and (ii) make certain administrative changes to the 2010 Plan (the 2010 Plan as amended and restated, the “A&R 2010 Plan”);

3.	To approve the AxoGen, Inc. 2017 Employee Stock Purchase Plan;
4.	To ratify the selection of Lurie, LLP as our independent registered public accounting firm for the year ending December 31, 2017; and
5.	To consider and act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

Only holders of record of our common stock at the close of business on March 30, 2017 will be entitled to receive notice of and to vote at the Meeting. Our shareholders are not entitled to any appraisal or dissenters’ rights with respect to the matters to be acted upon at the Meeting.

You may vote your shares by telephone (1–800–690–6903) or internet (www.proxyvote.com) no later than 11:59 p.m. Eastern Time on Tuesday, May 23, 2017 (as directed on the enclosed proxy card) or vote by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States. If you cannot attend the Meeting in person, you may attend the Meeting, submit questions and vote online until voting is closed at www.virtualshareholdermeeting.com/axogen17. If you are attending the Meeting in person and your shares are registered in your name, you may also vote at the meeting until voting is closed.

Your vote is important. Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed proxy in the accompanying envelope, vote online, or vote by telephone.

By Order of the Board of Directors,

Karen Zaderej
Chief Executive Officer, President and Director

April 7, 2017

PROXY STATEMENT

i

ii

AxoGen, Inc.

13631 Progress Blvd.

Suite 400

Alachua, FL 32615

PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2017

The board of directors (the “Board of Directors”) of AxoGen, Inc. (the “Company”, “AxoGen”, “we” or “our”) is soliciting proxies for use at our 2017 Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, May 24, 2017 at 4:00 p.m. Eastern time at the Renaissance Orlando Airport Hotel, 5445 Forbes Place, Orlando, FL 32812 and at any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 7, 2017.

Our Board of Directors has set Thursday, March 30, 2017 as the record date for the Meeting. Each shareholder of record at the close of business on Thursday, March 30, 2017 will be entitled to vote at the Meeting. As of the record date, 33,064,026 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the Meeting. Holders of our common stock are entitled to one vote per share. Therefore, a total of 33,063,960 votes are entitled to be cast at the Meeting. There is no cumulative voting in the election of directors.

Shareholders who sign and return a proxy may revoke it at any time before it is voted at the Meeting by giving written notice to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, Re: AxoGen, Inc., by submitting a duly executed proxy with a later date or by attending the Meeting in person or by internet and withdrawing your proxy. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Meeting.

Expenses in connection with this solicitation of proxies will be paid by us. Proxies are being solicited primarily by mail. In addition, our officers and directors, who will receive no extra compensation for their services, may solicit proxies by telephone or personally. We also will request that brokers or other nominees who hold shares of our common stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at our expense.

Proxies that are completed, signed and returned to us prior to the Meeting will be voted as specified. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the amendment and restatement of the AxoGen, Inc. 2010 Stock Incentive Plan (as amended and restated on September 27, 2011, May 13, 2014 and May 26, 2016 (the “2010 Plan”) (the 2010 Plan as amended and restated, the “A&R 2010 Plan”), FOR the approval of the AxoGen, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”), and FOR the ratification of the appointment of Lurie, LLP (“Lurie”) as our independent registered public accounting firm for the year ending December 31, 2017.

If a shareholder abstains from voting as to any matter (or indicates a “withhold vote for” as to directors), then the shares held by such shareholder shall be deemed present at our Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

Pursuant to New York Stock Exchange (NYSE) Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in "street name" is prohibited. If you do not give instructions to your bank or broker within ten days of the Meeting, it may vote on matters that the NYSE determines to be "routine," but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, ratification of the independent registered public accounting firm is a routine matter, while the election of our directors, approval of the A&R 2010 Plan and approval of the ESPP are non-routine matters. When a bank or broker has not received instructions from the beneficial owners, or persons entitled to vote, and the bank or broker cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. As a result, if you hold shares in a brokerage account and wish to vote those shares on these proposals, we strongly encourage you to submit your voting instructions and exercise your right to vote as a shareholder.

Directors are elected by a plurality vote of the votes cast by the shareholders entitled to vote at the Meeting. A plurality vote means that the directors who receive the most votes in an election, though not necessarily a majority, will be elected. If you “Abstain” from voting, it will have no impact on the outcome of the vote for the proposal. Similarly, broker non-votes will have no impact on the outcome of the vote for the proposal.

The affirmative vote of a majority of the outstanding shares of AxoGen common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the A&R 2010 Plan. If you “Abstain” from voting, it will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no impact on the outcome of the vote for this proposal.

The affirmative vote of a majority of the outstanding shares of AxoGen common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the ESPP. If you “Abstain” from voting, it will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no impact on the outcome of the vote for this proposal.

The affirmative vote of a majority of the outstanding shares of AxoGen common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the ratification of the appointment of Lurie as our independent registered public accounting firm for the fiscal year ending December 31, 2017.  If you “Abstain” from voting, it will have no impact on the outcome of the vote for the proposal, as they will not be counted as votes cast. Because this proposal is a routine matter, broker non-votes will not occur with respect to this proposal.

Our shareholders are not entitled to any appraisal or dissenters’ rights with respect to the matters to be acted upon at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 24, 2017:

This Proxy Statement, the accompanying Notice of Annual Meeting and proxy card are available on our website at http://www.axogeninc.com/proxy-statement.html, and our Annual Report on Form 10–K is available on our website at http://www.axogeninc.com/financial-information.html.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Meeting, shareholders will vote on the election of seven director nominees: Karen Zaderej, Gregory Freitag, Jamie Grooms, Dr. Mark Gold, Guido Neels, Robert Rudelius and Amy Wendell for a one-year term. Our Board of Directors has nominated each of these individuals to serve a one-year term commencing at the Meeting and until each director’s successor is duly elected and qualified. All nominees are currently members of our Board of Directors and were elected by our shareholders at our 2016 Annual Meeting of Shareholders, except Amy Wendell who was appointed on September 16, 2016 by the Board of Directors to fill the vacancy of Joseph Mandato who resigned from the Board of Directors on September 16, 2016. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment. Our Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

Biographical information for each director nominee is included below. Included at the end of each director’s biography is a description of the particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each of these director nominees should serve as a member of our Board of Directors.

Karen Zaderej, President, Chief Executive Officer and Director (Age 55)

Ms. Zaderej has served as AxoGen’s President, Chief Executive Officer (“CEO”) and a member of our Board of Directors since September 2011. She has served as the CEO of AxoGen Corporation, a wholly owned subsidiary of the Company (“AC”), and a member of AC’s board of directors since May 2010. Ms. Zaderej joined AC in May 2006 and served as Vice President of Marketing and Sales from May 2006 to October 2007 and as Chief Operating Officer (“COO”) from October 2007 to May 2010. From October 2004 to May 2006, Ms. Zaderej worked for Zaderej Medical Consulting, a consulting firm she founded, which assisted medical device companies in building and executing successful commercialization plans. From 1987 to 2004, Ms. Zaderej worked at Ethicon, Inc., a Johnson & Johnson company, where she held senior positions in marketing, business development, research & development, and manufacturing. Ms. Zaderej is a Director of SEBio, a non-profit supporting the life science industry in the southeastern United States. Ms. Zaderej has a MBA from the Kellogg Graduate School of Business and a BS in Chemical Engineering from Purdue University. Ms. Zaderej’s qualifications to serve on our Board of Directors include her leadership and depth of knowledge of AxoGen, her extensive experience in the medical device industry, and her financial and management expertise.

Gregory G. Freitag, JD, CPA, General Counsel, SVP Business Development and Director (Age 55)

Mr. Freitag, J.D., CPA, has been AxoGen’s General Counsel and a member of our Board of Directors since September 2011, has been AxoGen’s Senior Vice President Business Development since May 2014, was AxoGen’s Chief Financial Officer (“CFO”) from September 2011 to May 2014 and August 2015 to March 2016. From June 2010 through September 2011, Mr. Freitag was the CEO, CFO and a board member of LecTec Corporation, an intellectual property licensing and holding company that merged with AxoGen in September 2011. From May 2009 to the present, Mr. Freitag has been a principal of FreiMc, LLC, a healthcare and life science consulting and advisory firm he founded that provides strategic guidance and business development advisory services. Prior to founding FreiMc, LLC, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc., from January 2006 to May 2009. From July 2005 to January 2006, Mr. Freitag worked for Guidant Corporation in their business development group. Prior to Guidant Corporation, Mr. Freitag was the CEO of HTS Biosystems, a biotechnology tools start-up company, from March 2000 until its sale in early 2005. Mr. Freitag was the COO, CFO and General Counsel of Quantech, Ltd., a public point of care diagnostic company, from December 1995 to March 2000. Prior to that time, Mr. Freitag practiced corporate law in Minneapolis, Minnesota. Mr. Freitag is also a director of the Foundation Board of HealthEast Care System, a health care system in Minnesota, and PDS Biotechnology Corporation, a private, clinical stage Biopharmaceutical Company developing immunotherapies for cancer and other disease areas such as infectious disease. Mr. Freitag holds a JD from the University of Chicago and a BA Economics & Business and Law & Society from Macalester College, Minnesota. Mr. Freitag’s qualifications to serve on our Board of Directors include his proven leadership and experience as a senior level executive, his particular knowledge of public companies, including reporting, compliance and financial markets related thereto, his finance management and legal expertise and over 20 years of experience in the life sciences.

Jamie M. Grooms, Chairman and Director (Age 57)

Mr. Grooms has served as Chairman of our Board of Directors since September 30, 2011 and AC’s board of directors since 2002. Mr. Grooms is a co-founder of AC and from 2002 to May 2010 served as AC’s CEO. Since leaving AC in May 2010, Mr. Grooms has provided consulting services to start-up companies and serves on the board of directors of several companies. From 1998 to 2002, Mr. Grooms served as the founding CEO and Chairman of the Board of Regeneration Technologies, Inc. a publicly-traded company involved in processing human tissue for allogenic grafts used in orthopedic, oral maxillofacial, urinary and cardiovascular surgeries. Mr. Grooms has extensive experience in all areas of operations of the allograft business and has worked at the Virginia Tissue Bank (now LifeNet Health), Osteotech, Inc., and CryoLife, Inc. in various positions of leadership. In addition, Mr. Grooms has served as Director of the University of Florida Tissue Bank from 1992 to 1995. Mr. Grooms holds a Bachelor’s degree in biology from Old Dominion University. Mr. Grooms’ qualifications to serve on our Board of Directors include his extensive experience and leadership in the allograft business, his depth of knowledge of AxoGen and AC and his expertise in management and technology.

Mark Gold, M.D., Director (Age 68)

Dr. Gold has served as a member of our Board of Directors since September 30, 2011 and AC’s board of directors since July 2007. From 1990 until his retirement in June 2014, Dr. Gold was a Professor at the University of Florida College of Medicine’s McKnight Brain Institute and was recognized as a Distinguished Professor and Eminent Scholar and was Chairman of the Department of Psychiatry. He has also been recognized as the 17th University of Florida Distinguished Alumni Professor. Dr. Gold taught neuroanatomy and medical neuroscience for four decades and has been a pioneer in translational neuroscience research. He has been a consultant and senior advisor to banks and private equity and venture capital firms on medical devices, pharmaceuticals and health care services throughout his career. Dr. Gold was also a Founding Director of the Somerset Valley Bank and Somerset Valley Financial (NASDAQ: SVBF) from 1991 to 1999 which was sold to Fulton Financial Corporation. Dr. Gold was a Founding Director and has served on the board of directors of Viewray, Inc. (NASDAQ:VRAY) since the company’s formation in September 2011. Dr. Gold is a Director of The Magstim Company Ltd., a United Kingdom based global leader in brain stimulation, nerve modulation, and intraoperative nerve monitoring and Viewray, a public commercial stage MR-Guided Radiotherapy company specializing in Cancer treatment. Dr. Gold is also Chairman of the Scientific Advisory Board of RiverMendHealth. Dr. Gold ‘s qualifications to serve on our Board of Directors include his expertise in medical neuroscience and technology, in-depth knowledge of the pharmaceutical industry, and extensive experience in business and management.

Guido J. Neels, Director (Age 68)

Mr. Neels has served as a member of our Board of Directors since August 2015. He has been an operating partner of Essex Woodlands Fund IX (“Essex”) since February 2013. Mr. Neels joined Essex as a Partner in August 2006, was promoted to Managing Director in 2008 and served in that position until being appointed to Operating Partner. From May 2004 until retiring in November 2005, Mr. Neels served as COO of Guidant Corporation (“Guidant”), a world leader in the development of cardiovascular medical products, where he was responsible for the global operations of Guidant’s four operating units – Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery, and Endovascular Solutions. From December 2002 to May 2004, Mr. Neels was Group Chairman, Office of the President at Guidant, responsible for worldwide sales operations, corporate communications, corporate marketing, investor relations and government relations. From January 2000 to December 2002, Mr. Neels was President of Guidant for Europe, Middle East, Africa and Canada. Mr. Neels previously served as Vice President of Global Marketing for Vascular Intervention and as Managing Director for German and Central European operations. From 1982 to 1994, until Guidant was spun off as an independent public company from Eli Lilly and Co., Mr. Neels held general management, sales and marketing positions at Eli Lilly in the United States and Europe. From 1972 to 1980, he held positions in information technology, finance and manufacturing at Raychem Corporation in Belgium and the United States. Mr. Neels currently serves on the board of directors for Entellus Medical, Endologix and Bioventus. In addition to these Essex Woodlands portfolio company boards on which he serves, Mr. Neels also serves on the board of directors for Arsenal Medical, 480 Medical (which was spun out of Arsenal Medical), EndGenitor Technologies, and Christel House International (a not-for-profit organization). Mr. Neels’ qualifications to serve on our Board of Directors include his extensive leadership experience in the medical device and biotechnology industries and his expertise in the commercialization of medical devices, corporate governance and the financial markets.

Robert J. Rudelius, Director (Age 61)

Mr. Rudelius has served as a member of our Board of Directors since September 2010. Since 2001, Mr. Rudelius has been the Managing Director and CEO of Noble Ventures, LLC, a company he founded that provides advisory and consulting services to early-stage companies in the information technology, medical technology and loyalty marketing fields. From April 1999 through May 2001, when it was acquired by StarNet L.P., Mr. Rudelius was the founder and CEO of Media DVX, Inc., a start-up business that provided a satellite-based, IP-multicasting alternative to transmitting television commercials via analog videotapes to television stations, networks and cable television operators throughout North America.  From April 1998 to April 1999, Mr. Rudelius was the President and COO of Control Data Systems, Inc., during which time Mr. Rudelius reorganized and repositioned the software company as a professional services company, which resulted in the successful sale of the company to British Telecom. From October 1995 through April 1998, Mr. Rudelius was the founding Managing Partner of AT&T Solution’s Media, Entertainment & Communications industry group. From January 1990 through September 1995, Mr. Rudelius was a partner in McKinsey & Company’s Information, Technology and Systems practice, during which time he headed the practice in Japan and the United Kingdom. Mr. Rudelius began his career at Arthur Andersen & Co. where he was a leader of the firm’s financial accounting systems consulting practice. Mr. Rudelius’ qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience, particularly in connection with rapid growth technology businesses, and his experience as a director of publicly traded companies.

Amy Wendell, Director (Age 56)

Ms. Wendell has served as a member of our Board of Directors since September 2016. She has been a senior advisor for Perella Weinberg Partners’ (“PWP”) healthcare investment banking practice since January 2016. Her scope of responsibilities involves providing guidance and advice with respect to mergers and acquisitions and divestitures for clients, and assisting PWP in connection with firm-level transactions. Since 2015, Ms. Wendell has also been a senior advisor for McKinsey and Company’s (“McKinsey”) strategy and corporate finance practice and also serves as a member of McKinsey’s transactions advisory board to help define trends in mergers and acquisitions, as well as help shape McKinsey’s knowledge agenda. From 1986 until January 2015, Ms. Wendell held various roles of increasing responsibility at Covidien plc (“Covidien”) (including its predecessors, Tyco Healthcare and Kendall Healthcare Products), including in engineering, product management and business development. Most recently, from December 2006 until Covidien’s acquisition by Medtronic plc in January 2015, Ms. Wendell served as Covidien’s Senior Vice President of Strategy and Business Development, where she managed all business development, including acquisitions, equity investments, divestitures and licensing/distribution, and led Covidien’s strategy and portfolio management initiatives. Ms. Wendell is a member of the board of directors of Ekso Bionics (OTCBB: EKSO), which develops and manufactures powered exoskeleton bionic devices, and Hologic, Inc. (NASDAQ: HOLX), a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products with a strong position in women’s health. She is also a director of Por Cristo, a non-profit charitable medical service organization involved in health care work for at-risk women and children in Latin America. Ms. Wendell holds a Bachelor of Science degree in mechanical engineering from Lawrence Institute of Technology (n/k/a Lawrence Technological University) and a Master of Science degree in biomedical engineering from the University of Illinois. Ms. Wendell’s qualifications to serve on our Board of Directors include her broad healthcare management and governance experience, her knowledge of healthcare policy and regulation, patient care delivery and financing, and her knowledge of clinical research and medical technology assessment.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the election of each of the seven director nominees. In accordance with Minnesota law, the nominees for election as directors at the Meeting will be elected by a plurality of the votes cast at the meeting. This means that since shareholders will be electing seven directors, the seven nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 30, 2017, by each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table in “Executive Compensation — Summary Compensation Table,” and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”). Except as otherwise noted, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them, and such shares are not subject to any pledge. Shares of common stock underlying options held by a person that are currently exercisable, or exercisable within 60 days of March 30, 2017, are considered outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Percentage of ownership is based on 33,063,960 shares of common stock outstanding on March 30, 2017.

	Number of Shares	Number of Shares
	Beneficially Owned	Underlying Options
	(including shares	Currently Exercisable or
	reflected in the	Exercisable within 60 days	Percent of Shares
Name of Beneficial Owner	third column)	of March 30, 2017	Outstanding (%)
Entities associated with Essex Woodlands Fund (1)	4,861,111	—	14.70
Entities affiliated with Deerfield (2)	1,838,225	—	5.56
Karen Zaderej	657,078	414,931	1.96
Jamie M. Grooms (3)	545,279	193,862	1.64
Mark Gold, M.D. (4)	355,248	30,000	1.07
Guido J. Neels (1)	36,875	36,875	*
Amy Wendell	23,333	10,000	*
Robert J. Rudelius	113,273	90,000	*
Gregory G. Freitag	439,527	367,625	1.31
Peter Mariani	54,583	51,250	*
All directors and executive officers as a group (15 persons) (1)(3)(4)(5)	2,979,527	1,783,886	8.55

*Less than 1%.

(1)

This information is based solely on a review of a Form 13G filed with the SEC on September 2, 2015 by Essex Woodlands Fund IX, L.P. ("Essex"), by Essex Woodlands Fund IX-GP, L.P. ("Fund IX-GP"), its General Partner, by Essex Woodlands IX, LLC (“Fund IX, LLC”), its General Partner, by Martin P. Sutter, Managing Director. The shares are held by Essex. Fund IX-GP is the general partner of Essex. Fund IX, LLC is the general partner of the Fund IX-GP. Fund IX, LLC holds sole voting and dispositive power over the shares held by Essex. The managers of the Fund IX, LLC are Martin P. Sutter, R. Scott Barry, Ronald Eastman, Guido J. Neels (also a member of the Company’s Board of Directors), Petri Vainio and Steve Wiggins (collectively, the "Managers"), and may exercise voting and investment control over the shares only by the majority action of the Managers. Each individual Manager, the Fund-IX-GP and Fund IX, LLC disclaim beneficial ownership over the shares except to the extent of his or its respective pecuniary interest therein. The address for these entities is 21 Waterway Avenue, Suite 225, The Woodlands, TX 77380.

(2)

This information is based solely on a review of a Schedule 13G/A and Form 4 filed with the SEC on February 14, 2017 and July 21, 2016, respectively, by Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Partners, L.P., Deerfield International Master Fund, L.P. and James E. Flynn, (i) which beneficially owned 1,838,225, 1,838,225, 1,262,225, 252,288, 323,712 and 1,838,225 shares of common stock, respectively, (ii) each had sole voting power and sole dispositive power over 0 shares, and (iii) which had shared voting power and shared dispositive power over 1,838,225, 1,838,225, 1,262,225, 252,288, 323,712 and 1,838,225 shares, respectively. The address for these entities is 780 Third Avenue, 37th Floor, New York, NY 10017.

(3)	These shares of common stock include 218,534 shares of record held by Mr. Grooms, and 132,883 shares held by the Jamie Grooms Trust, of which Mr. Grooms is the trustee.
(4)

The shares of common stock for Dr. Gold include 182,761 shares held jointly by Dr. Gold and his wife, indirect ownership of 20,000 shares held by Dr. Gold’s spouse and indirect ownership of 122,487 shares held by MJSK, Ltd., a decedent investment trust held by Dr. Gold’s family.

(5)

Includes 98,425, 5,665, 5,018, 9,659, 9,821 and 2,000 shares of common stock held by John Engels, Vice President, Mark Friedman, Vice President of Regulatory and Quality, Erick DeVinney, Vice President of Clinical and Translational Sciences, Michael Donavan, Vice President, Operations, David Hansen, Chief Accounting Officer, and Kevin Leach, VP Marketing, respectively. Also, includes a number of shares of common stock underlying options equal to 121,310, 67,954, 64,679, 52,750, 71,875 and 40,000, for Messrs. Engels, Friedman, DeVinney, Donavan, Hansen and Leach, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us, and representations from our executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners during 2016 have been satisfied, except that one report on Form 4 was inadvertently filed late on March 14, 2017 by Greg Freitag, a director, General Counsel and Senior Vice President of Business Development of the Company, reporting the exercise of a vested stock option on December 30, 2016.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently consists of seven directors: Karen Zaderej, Gregory G. Freitag, Jamie M. Grooms, Dr. Mark Gold, Guido J. Neels, Robert J. Rudelius and Amy Wendell.

In determining whether our directors and director nominees are independent, we use the definition of independence provided in Rule 5605(a)(2) of the NASDAQ Stock Market’s (“NASDAQ”) Marketplace Rules. Under this definition of independence, Messrs. Grooms, Rudelius and Neels, Ms. Wendell and Dr. Gold are independent. Mr. Freitag and Ms. Zaderej are not independent because they serve as executive officers of the Company. Each member of our Audit Committee, Compensation Committee and Governance and Nominating Committee also meet the heightened independence standards under the applicable NASDAQ independence rules.

Attendance at Meetings

Our Board of Directors held six meetings during 2016 and all directors attended all of such meetings. During the year, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board of Directors held during the period in which such person served as a director and the total number of meetings held by the committee on which such person served during the period. All of our then current directors were in attendance in person at our 2016 Annual Meeting of Shareholders. Members of our Board of Directors are encouraged, but not required, to attend each annual meeting of shareholders.

Board Leadership Structure

Our Board of Directors is responsible for overseeing the business, property and affairs of AxoGen. Members of our Board of Directors are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors is currently composed of: (i) Karen Zaderej who also serves as our CEO and President, (ii) Gregory G. Freitag, who serves as our General Counsel and Senior Vice President of Business Development, (iii) Jamie M. Grooms, who serves as Chairman of our Board of Directors, and (iv) four other directors. Our Board of Directors does not have a policy regarding the separation of the roles of Chairman of our Board of Directors and CEO because our Board of Directors believes that the determination of whether to separate the roles depends largely upon the identity of the CEO and the members of our Board of Directors from time to time, that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing our Board of Directors to retain the flexibility to determine the optimal organizational structure for AxoGen at a given time. Currently, these roles are separate, although in years past they have been combined.

At this time, we believe that we, like many U.S. companies, are currently best served by having different individuals serve as our CEO and Chairman of our Board of Directors. Our Board of Directors believes that through this leadership structure, both Karen Zaderej and Jamie M. Grooms (our former CEO and current Chairman of our Board of Directors) are able to draw on their in-depth knowledge of the daily operations of AxoGen and its business and employment relationships to provide our Board of Directors with leadership in setting its agenda and properly focusing its discussions.

Risk Oversight by our Board of Directors

Our Board of Directors takes an active role in risk oversight related to AxoGen and primarily administers its role during Board of Directors and committee meetings. During regular meetings of our Board of Directors, members of our Board of Directors discuss the operating results for each fiscal quarter. These meetings allow the members of our Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our goals. During regular Audit Committee meetings, Audit Committee members discuss the financial results for the most recent fiscal quarter with our independent auditors and our CFO. Our Audit Committee also meets with, and provides guidance to, our independent auditors outside the presence of management and oversees and reviews with management the liquidity, capital needs and allocation of our capital, our funding needs and other finance matters. In addition, our Audit Committee reviews our legal and regulatory risks and our procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters. These discussions and processes allow the members of our Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

In furtherance of its risk oversight responsibilities, our Board of Directors has evaluated our overall compensation policies and practices for our employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by us and our management has concluded that the risks arising from our policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board Committees

The standing committees of AxoGen’s Board of Directors include an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Messrs. Rudelius (Chairman), Grooms and Dr. Gold are the members of the Audit Committee. Messrs. Neels (Chairman), Rudelius, Ms. Wendell and Dr. Gold are members of the Compensation Committee. Dr. Gold (Chairman) and Messrs. Grooms and Neels and Ms. Wendell are members of the Governance and Nominating Committee. The Charters of each of the Audit Committee, the Compensation, and Governance and Nominating Committee can be found on our website under “Investors — Corporate Governance.”  The information contained on our website, or on other websites linked to our website, is not part of this document. Reference herein to our website is an inactive text reference only.

Audit Committee

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure. In the opinion of the Board of Directors, each of the members of the Audit Committee has both business experience and an understanding of generally accepted accounting principles (“GAAP”) and financial statements enabling them to effectively discharge their responsibilities as members of the Audit Committee. Moreover, the Board of Directors has determined that each of Messrs. Rudelius, Grooms and Dr. Gold is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Each of Messrs. Rudelius, Grooms and Dr. Gold are independent directors. Our Audit Committee held six meetings during 2016.

A current copy of the Company’s Audit Committee charter, which has been adopted by our Board of Directors, is posted on our website at http://ir.axogeninc.com/governance-docs.

Compensation Committee

Our Compensation Committee determines and periodically evaluates the various levels and methods of compensation for our directors, officers and employees, and is responsible for establishing executive compensation and administering the 2010 Plan. Our Compensation Committee held four meetings during 2016.

Under its charter, our Compensation Committee’s duties and responsibilities include, without limitation: (i) periodically review our compensation philosophy and the design of our compensation programs; (ii) establish and oversee our compensation plans; (iii) recommend to our Board of Directors a compensation and benefit package for directors; (iv) at least annually, establish and review our CEO’s management objectives, conduct the CEO’s performance evaluation and communicate the outcomes to our Board of Directors; (v) review and approve payouts to participants as proposed by our CEO under our compensation plans; (vi) review and approve, for our CEO and our other executive officers and senior managers, when and if appropriate, employment agreements, severance agreements, change in control provisions/agreements and any severance or similar termination payments proposed to be made to any of our current or former executive officers; (vii) in consultation with senior management, oversee regulatory compliance with respect to compensation matters; and (viii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Our executive officers do not play a formal role in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee may delegate its powers under the 2010 Plan to one or more directors (including a director who is also one of our officers) and may authorize one or more officers to grant awards under the 2010 Plan, except that the Compensation Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Code. AxoGen’s Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Code. The Compensation Committee’s ability to delegate its powers is also limited by the rules of the NASDAQ Stock Market on which AxoGen’s shares of common stock are listed.

In November 2015, our Compensation Committee engaged Setren, Smallberg & Associates, Inc. (“Setren”), a compensation consultant, for the purpose of advising upon executive and director compensation for 2016. In May of 2016, our Compensation Committee engaged Radford, a subsidiary of Aon Hewitt Limited (“Radford”), a compensation consultant, for the purpose of advising upon executive and director compensation for 2017. The Compensation Committee has reviewed the independence of Setren’s and Radford’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Compensation Committee concluded that neither Setren nor Radford had any conflicts of interest, and provided in the case of Setren, and provides in the case of Radford, the Compensation Committee with objective and independent executive compensation advisory services.

Setren and Radford were engaged to provide the Compensation Committee with a thorough analysis of AxoGen’s executive officers, officers and director compensation, focusing on all compensation components including base salary, bonus, equity, director retainers and fees and committee fees for the respective year of their engagement. Setren and Radford each conducted a thorough proxy review of AxoGen’s most relevant comparator companies, and analyzed base salary, bonus, equity, retainers, and all other compensation components in relation to AxoGen’s peer group. In addition, as part of Setren’s and Radford’s compensation analysis, they reviewed the equity holdings of executive officers, officers and directors in relation to its peer group.

As a result of Setren’s and Radford’s analysis, the Compensation Committee suggested compensation of AxoGen executive officers, officers and directors, which suggestions were adopted by the Compensation Committee and took effect for the fiscal years 2016 and 2017, respectively.

A current copy of the Company’s Compensation Committee charter, which has been adopted by our Board of Directors, is posted on our website at http://ir.axogeninc.com/governance-docs.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for providing oversight in relation to the corporate governance of AxoGen and also identifies director nominees for election to fill vacancies on our Board of Directors. Nominees are approved by the AxoGen Board of Directors on recommendation of the Governance and Nominating Committee. In evaluating nominees, the Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that the Governance and Nominating Committee may consider important to AxoGen’s business at the time. When a vacancy occurs on the AxoGen Board of Directors, the Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to the directors or AxoGen’s management. The best candidate from all evaluated will be recommended to the AxoGen Board of Directors to consider for nomination.

No material changes have been made to the procedures by which shareholders may recommend nominees to AxoGen’s Board of Directors. Our Governance and Nominating Committee held two meetings during 2016.

A current copy of the Company’s Governance and Nominating Committee charter, which has been adopted by our Board of Directors, is posted on our website at http://ir.axogeninc.com/governance-docs.

Director Nominations

Director nominees are approved by our Board of Directors on recommendation of our Governance and Nominating Committee. In evaluating nominees, our Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that our Governance and Nominating Committee may consider important to our business at the time. In accordance with our Governance and Nominating Committee charter and policies included therein, characteristics expected of all directors should include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board of Directors. In evaluating the suitability of individual directors, our Board of Directors takes into account many factors, including: (i) general understanding of marketing, finance, and other disciplines relevant to the success of a small publicly traded medical device company in today’s business environment; (ii) understanding of the Company’s business and technology; (iii) educational and professional background; (iv) personal accomplishment; and (v) geographic, gender, age, and ethnic diversity. Our Board of Directors evaluates each individual in the context of our Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

In addition, in accordance with our Governance and Nominating Committee charter and policies included therein, when a vacancy occurs on our Board of Directors, our Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to our directors or our management. The best candidate(s) from all evaluated will be recommended to our Board of Directors to consider for nomination.

Shareholders wishing to recommend a director nominee to our Governance and Nominating Committee may do so by sending to our Governance and Nominating Committee, on or before January 1 of each year, the following information: (i) name of the candidate and a brief biographical sketch and resume; (ii) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (iii) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held. No candidates for director nominations were submitted to our Governance and Nominating Committee by any shareholder in connection with our 2017 Annual Meeting of Shareholders. Such recommendation should be addressed to Governance and Nominating Committee, c/o General Counsel, AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615.

Shareholder Communications with our Board of Directors

Shareholders may send written communications to the attention of our Board of Directors. Any shareholder desiring to communicate with our Board of Directors, or one or more of our directors, may send a letter addressed to: Board of Directors, c/o General Counsel, AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615. Our General Counsel has been instructed by our Board of Directors to promptly forward all communications so received to our full Board of Directors or the individual members of our Board of Directors specifically addressed in the communication.

Director Stock Ownership Guidelines

On December 29, 2016, our Board of Directors adopted director stock ownership guidelines under which each non-employee director is required to own, within five years of joining the Board of Directors, a specified dollar value of AxoGen’s common stock, or common stock underlying vested stock options held by the non-employee director to the extent such options are "in-the-money". Value is to equal at least three times the director’s annual retainer, excluding any committee retainers or other fees the director may receive. At March 30, 2017, all of AxoGen’s non-employee directors were in compliance with these guidelines.

A current copy of the Company’s Non-Employee Director Equity Ownership Guidelines is posted on our website at http://ir.axogeninc.com/governance-docs.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Business Conduct and Ethics is posted on our website at http://ir.axogeninc.com/governance-docs. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics.

DIRECTOR COMPENSATION

Our Compensation Committee reviews and makes recommendations to our Board of Directors regarding compensation to be paid to our non–employee directors. Our Board of Directors established for 2016 that each non-employee director receive a quarterly cash retainer payment of $6,250, with the Chairman of the Board of Directors receiving a quarterly cash retainer payment of $7,000, for services to AxoGen starting in the first quarter after election, which cash payment was paid in advance each quarter. Non-employee directors were also paid $1,500 per in-person Board of Directors meeting if they attended in person and $750 for such in-person meeting if they participate by telephone. No additional compensation was provided for telephonic Board meetings or actions taken pursuant to written minutes of action of our Board of Directors. Non-employee directors were paid $1,000 per committee meeting attended in-person if they attended in person and $500 for such in-person committee meeting if they participate by telephone. The Chairman of the Audit Committee was provided an additional quarterly retainer of $750 and the Chairman of each of the Compensation and Governance and Nominating Committees were provided an additional quarterly retainer of $500. The total Board of Directors and committee member fees could not exceed $2,500 per day. In addition, newly elected directors received a non-qualified stock option grant to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the fair market value of our shares of common stock on the date of grant, which option vests in equal installments quarterly over two years. During each calendar year, all non-employee directors received an annual non-qualified stock option grant to purchase 15,000 shares of common stock at an exercise price equal to the fair market value of our shares of common stock on the date of grant, which options vested in equal installments quarterly over one year. Such stock options were for a term of seven years. We also reimbursed our directors for travel–related expenses.

Our Board of Directors, on December 29, 2016, upon recommendation of the Compensation Committee, established new director compensation to be paid to our non–employee directors starting January 1, 2017. Each non-employee director shall receive a quarterly cash retainer payment of $7,500, with the Chairman of the Board of Directors receiving a quarterly cash retainer payment of $11,250, for services to AxoGen starting in the first quarter after election, which cash payment shall be paid in advance each quarter. No additional compensation will be provided for attending meetings or actions taken pursuant to written minutes of action of our Board of Directors. Non-employee directors who are members of the Audit, Compensation and Governance and Nominating Committees shall receive a quarterly cash retainer payment of $1,875, $1,500 and $1,125, respectively, with the Chairman of each such committee receiving a quarterly cash retainer payment of $3,750, $3,000 and $2,250 respectively. No additional compensation is provided for attending meetings or actions taken pursuant to written minutes of action of our Board of Directors. In addition, newly elected directors shall receive a non-qualified stock option grant to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the fair market value of our shares of common stock on the date of grant, which option shall vest in equal installments quarterly over two years. On December 29, 2016, a one-time option grant of 5,000 shares was granted to each director and vests if the director is elected to the Board of Directors at the 2017 Annual Meeting of Shareholders. Beginning June 1, 2017, during each approximate 12‑month period, all non-employee directors shall receive an annual non-qualified stock option grant to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the fair market value of our shares of common stock on the date of grant, which options shall vest in equal installments every three months for the first nine months, with the final installment vesting on the date of the then current annual meeting. Such stock options are for a term of ten years. We also reimburse our directors for travel–related expenses.

The following table shows the compensation earned by all persons serving as members of our Board of Directors during fiscal year 2016.

	Fees Earned	Stock
	or Paid in	Awards
Name	Cash ($)	($)(1)	Option Awards($)(1)	Total ($)
Robert J. Rudelius	40,500	—	20,542	61,042
Gregory G. Freitag	—	—	—	—
Karen Zaderej	—	—	—	—
Jamie M. Grooms	39,500	—	20,542	60,042
Mark Gold, M.D.	40,000	—	20,542	60,542
Amy Wendell(2)	10,000	—	134,168	144,168
Guido J. Neels (3)	37,750	—	20,542	58,292
Joseph Mandato(2)	—	—	—	—

(1)

The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 as of December 31, 2016. For information regarding assumptions underlying the valuation of equity awards, see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 filed on March 1, 2017.

(2)	Mr. Mandato retired from the Board of Directors on September 15, 2016, and Ms. Wendell was appointed as a Director to the Board of Directors to fill such vacancy as of such date.
(3)

Mr. Neels is a managing partner of Essex and is Essex’s director nominee pursuant to the Stock Purchase Agreement, dated March 26, 2015, between the Company and Essex.  Cash fees earned by Mr. Neels as a Board Member are paid to Essex, while option grants are retained by Mr. Neels.

The following table sets forth the aggregate number of stock awards and the aggregate number of stock options held by each of our non-employee directors at December 31, 2016.

	Aggregate Number	Aggregate Number of Stock
Name	of Stock Awards (#)	Options (#)
Robert J. Rudelius	—	95,000
Jamie M. Grooms	—	198,862
Mark Gold, M.D.	—	94,615
Guido J. Neels	—	45,000
Amy Wendell	—	33,750

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

In accordance with our Audit Committee Charter, our Audit Committee reviews and approves (with the concurrence of a majority of the disinterested members of our Board of Directors) any related-party and affiliated-party transactions. Our Code of Business Conduct and Ethics generally addresses such situations as to conflicts of interest and is the starting basis for disclosure and review. The Code of Business Conduct and Ethics provides that a conflict situation can arise when an employee or officer takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee or officer, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees and officers and their family members by the Company may create conflicts of interest.

In addition, the Code of Business Conduct and Ethics provides that all related person transactions that meet the minimum threshold for disclosure in a proxy statement under the relevant SEC rules must be reported to and approved by the Audit Committee. Company officers and directors are required to bring promptly to the attention of our CFO or General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Company. The Company CFO on a continuous basis, and annually, reviews with Company accounting personnel any situations that appear to have a conflict. Following any disclosure or discovery, our CFO or General Counsel will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question or the uncovered situation. After this review, the Chairman of the Audit Committee and the CFO or General Counsel determines whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board of Directors is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

Related Person Transactions

Since January 1, 2016, there were not any transactions, nor are there currently any proposed transactions, which in accordance with SEC rules would require disclosure in this Proxy Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non–cash compensation for the fiscal years 2016 and 2015 for: (i) each individual serving as the Company’s CEO or acting in a similar capacity during any part of such fiscal years; and (ii) the other two most highly paid executive officers who were serving as executive officers during such periods ((i) and (ii) collectively, our “named executive officers”).

Name and Principal					Option	All Other
Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Awards($)(1)	Compensation($)	Total
Karen Zaderej	2016	405,000	244,823 (2)	803,710 (3)(4)(5)(6)	940,655	11,249 (7)	2,405,437
President, CEO	2015	353,750	157,282 (2)	—	521,463	8,180 (7)	1,040,675
Gregory G. Freitag(8)	2016	228,914	66,960 (2)	93,975 (3)	282,736	10,380 (9)	682,965
General Counsel and SVP of Business Development	2015	218,895	84,145 (2)	—	173,300	6,472 (9)	482,812
Peter Mariani, CFO(10)	2016	263,385	114,798(11)	213,010 (3)	1,077,123	11,866 (12)	1,680,182
	2015	—	—	—	—	—	—

(1)

The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with ASC Topic 718 as of December 31 of the year indicated. For information regarding assumptions underlying the valuation of equity awards, see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 filed on March 1, 2017.

(2)

Provided pursuant to the 2016 Bonus Award Plan and 2015 Bonus Award Plan for the respective year that was established for executive officers and certain other officers based upon meeting in each of 2016 and 2015 certain established corporate key objectives (the “Key Objectives”) for such year. The Key Objectives related to revenue, gross profit margin, cash management and certain operational goals. The amount of such bonus for each officer was based upon an assigned percentage of such officer’s 2016 and 2015 base salary.  Bonuses were earned in the respective year and paid in the following year after final Compensation Committee approval.

(3)

Includes 49,800, 23,800 and 10,500 performance stock units (the “PSUs”) granted on December 29, 2016 to Ms. Zaderej, Mr. Mariani and Mr. Freitag, respectively. Assuming that the highest level of performance conditions will be achieved, the PSUs granted to Ms. Zaderej, Mr. Mariani and Mr. Freitag would have a value of $668,565, $319,515 and $140,963, respectively. The PSU awards were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each PSU represents the Company’s commitment to issue one share of common stock (each, a “Share”) at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and PSU agreements (the “PSU Agreements”), the form of which was filed as Exhibit 10.23 in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 filed on March 1, 2017. For each of Ms. Zaderej, Mr. Mariani and Mr. Freitag, by February 15, 2019 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2018. Upon such review, and based upon revenue performance criteria in each PSU Agreement for such officers, a determination of the number of Shares that may be issued pursuant to the PSU Agreements will be made, which amount could range between zero to 150% of the PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2019 and 2020 and 33.34% will vest on February 15, 2021, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each PSU Agreement), all or a portion of the PSUs shall accelerate.

(5)

Ms. Zaderej was provided on December 29, 2016 a RSU grant (the “RSUs”) which were granted pursuant to the 2010 Plan. The award was for a total of 40,000 RSUs, with each RSU representing the Company’s commitment to issue one Share. The RSUs granted to Ms. Zaderej have a value of $358,000. So long as Ms. Zaderej’s employment is continuous through January 1, 2020, all of the RSUs will become vested and 40,000 Shares will be issued by the Company to Ms. Zaderej. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the RSUs shall accelerate and become fully vested. Ms. Zaderej’s award agreement was filed as Exhibit 10.24 in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 filed on March 1, 2017.

(6)

Ms. Zaderej was provided the combination of options and RSUs as a core annual grant, and given the importance of driving revenue growth in 2017 and 2018, was provided the PSUs that allowed for total equity delivery at or above the 75th percentile of comparable company long term incentive delivery if extraordinary revenue performance was achieved at the end of 2018.

(7)

Includes life insurance premiums paid by AxoGen on behalf of Ms. Zaderej in 2016 of $1,352 and $624 in 2015 and also includes amounts contributed by the Company to the 401K and SIMPLE IRA plans on her behalf for 2016 of $9,897 and for 2015 of $7,556, respectively.

(8)	Mr. Freitag was the Company’s CFO from January 2014 through May 2014 and August 2015 through February 2016, and SVP of Business Development and General Counsel for the entirety of both 2015 and 2016.
(9)

Includes life insurance premiums paid by AxoGen on behalf of Mr. Freitag in 2016 of $1,223 and in 2015 of $297 and also includes amounts contributed by the Company to the 401K and SIMPLE IRA plans on his behalf for 2016 of $9,157 and for 2015 of $6,175, respectively.

(10)	Mr. Mariani was appointed as the Company’s CFO in March 2016.
(11)

Provided pursuant to the 2016 Bonus Award Plan that was established for executive officers and certain other officers based upon meeting in 2016 the Key Objectives for such year. The Key Objectives related to revenue, gross profit margin, cash management and certain operational goals. The amount of such bonus was based upon an assigned percentage of his 2016 base salary. The bonus was earned in 2016 and paid in 2017 after final Compensation Committee approval.

(12)

Includes life insurance premiums paid by AxoGen on behalf of Mr. Mariani in 2016 of $1,331 and also includes amounts contributed by the Company to the Company’s 401K plan on his behalf for 2016 of $10,535.

Outstanding Equity Awards at 2016 Fiscal Year–End

The following tables summarize the equity awards granted to our named executive officers that remain outstanding as of December 31, 2016.

				Option Awards
						Equity Incentive
		Number of		Number of		Plan Awards:
		Securities		Securities		Number of
		Underlying		Underlying		Securities
		Unexercised		Unexercised		Underlying	Option
	Option	Options (#)		Options (#)		Unexercised	Exercise	Option
Name	Grant Date	Exercisable		Unexercisable		Unearned Options (#)	Price ($)	Expiration Date
Karen Zaderej	6/9/2010	18,056	(1)	—		—	0.27	6/9/2020
	12/26/2011	275,000	(2)	—			2.74	12/26/2018
	1/2/2014	19,375	(3)	11,625	(3)		4.81	1/2/2021
	12/29/2014	31,000	(4)	31,000	(4)		3.67	12/29/2021
	12/29/2014	19,000	(5)	—			3.67	12/29/2021
	12/28/2015	52,500	(6)	157,500	(6)		5.09	12/28/2022
	12/29/2016	—		209,500	(7)		8.95	12/29/2026

Gregory G. Freitag	6/1/2010	125,000	(8)	—		—	3.50	6/1/2020
	12/26/2011	69,000	(2)				2.74	12/26/2018
	1/2/2014	9,375	(3)	5,625	(3)		4.81	1/2/2021
	10/1/2014	16,000	(9)	—			2.46	10/1/2021
	12/29/2014	13,500	(4)	13,500	(4)		3.67	12/29/2021
	12/29/2014	33,000	(5)	—			3.67	12/29/2021
	8/6/2015	83,000	(10)				3.38	8/6/2022
	12/28/2015	2,250	(6)	6,750	(6)		5.09	12/28/2022
	5/26/2016	—		6,000	(11)		5.45	5/26/2023
	5/26/2016	15,000	(12)	—			5.45	5/26/2023
	12/29/2016	—		50,000	(7)		8.95	12/29/2026

Peter Mariani	3/1/2016	—		205,000	(13)	—	5.04	3/1/2023
	12/29/2016	—		110,000	(7)		8.95	12/29/2026

(1)

On June 9, 2010, Ms. Zaderej was granted this option to purchase shares of AC common stock, which option was adjusted in connection with the merger of LecTec Corporation and AC on September 30, 2011. The options vest semi-annually and became fully vested and exercisable on June 9, 2014. The options were granted under the 2002 AxoGen Corporation Option Plan and the exercise price for the option is equal to the fair market value of AxoGen’s common stock on the date of grant.

(2)

On December 26, 2011, Ms. Zaderej and Mr. Freitag were granted options to purchase 275,000 and 69,000 shares, respectively, of the Company’s common stock which became fully vested and exercisable on December 26, 2015. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(3)

On January 2, 2014, Ms. Zaderej and Mr. Freitag were granted options to purchase 31,000 and 15,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on January 2, 2018 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vested on January 2, 2015 (12 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the options is equal to the fair market value of the Company’s common stock on the date of grant.

(4)

On December 29, 2014, Ms. Zaderej and Mr. Freitag were granted options to purchase 62,000 and 27,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 29, 2018 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vested on December 29, 2015 (12 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(5)

On December 29, 2014, Ms. Zaderej and Mr. Freitag were granted options to purchase 19,000 and 33,000 shares, respectively, of the Company’s common stock which became fully vested and exercisable on December 29, 2015 and will expire December 29, 2021. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(6)

On December 28, 2015, Ms. Zaderej and Mr. Freitag were granted options to purchase 210,000 and 9,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 29, 2019 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vested on December 29, 2016 (12 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(7)

On December 29, 2016, Ms. Zaderej and Messrs. Freitag and Mariani were granted options to purchase 209,500, 50,000 and 110,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 29, 2020 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 29, 2017 (12 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(8)

On June 1, 2010, Mr. Freitag was granted an option to purchase 125,000 shares of the Company’s common stock which became fully vested and exercisable on August 29, 2011 pursuant to the vesting terms of the option. The option was granted outside of a plan previously approved by the Company’s shareholders and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(9)

On October 1, 2014, Mr. Freitag was granted an option to purchase 16,000 shares of the Company’s common stock which became fully vested and exercisable on October 1, 2014 pursuant to the vesting terms of the option. The option was granted under the 2010 Plan and the exercise price for the option is the fair market value of the Company’s common stock on the date of grant.

(10)

On August 6, 2015, Mr. Freitag was granted an option to purchase 83,000 shares of the Company’s common stock which became fully vested and exercisable on December 31, 2015 pursuant to the vesting terms of the option. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(11)

On May 26, 2016, Mr. Freitag was granted an option to purchase 6,000 shares of the Company’s common stock. All shares underlying the option will be fully vested on May 26, 2020 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on May 26, 2017 (12 months from the option grant date) and an additional 12.5% of aggregate shares every six months thereafter. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(12)

On May 26, 2016, Mr. Freitag was granted an option to purchase 15,000 shares of the Company’s common stock. All shares underlying the option vested as of December 26, 2016 (six months from the option grant date). The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(13)

On March 1, 2016, Mr. Mariani was granted an option to purchase 205,000 shares of the Company’s common stock in connection with his appointment as the Company’s Chief Financial Officer. All shares underlying the option will be fully vested on March 1, 2020 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on March 1, 2017 (12 months from the option grant date) and an additional 12.5% of aggregate shares every six months thereafter. The option was granted under the 2010 Plan and the exercise price for the option is the fair market value of the Company’s common stock on the date of grant.

Stock Awards
			Equity Incentive		Equity Incentive
			Plan Awards:		Plan Awards:
		Market Value	Number of		Market or Payout
	Number of Shares	of Shares or	Unearned Shares,		Value of Unearned
	or Units of Stock	Units of Stock	Units or Other		Shares, Units or
	That Have Not	That Have Not	Rights That Have		Other Rights That
Name	Vested (#)	Vested ($)	Not Vested (#)		Have Not Vested ($)
Karen Zaderej	—	—	49,800	(1)(2)	$803,710
			40,000	(3)

Gregory G. Freitag	—	—	10,500	(1)(2)	$93,975

Peter Mariani	—	—	23,800	(1)(2)	$213,010

1.

On December 29, 2016, 2017 PSUs were granted to certain Company officers, including the Company’s named executive officers. The PSU awards were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each PSU represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the A&R Plan and PSU Agreements.

2.

For each of Ms. Zaderej, Mr. Mariani and Mr. Freitag, by February 15, 2019 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2018. Upon such review, and based upon revenue performance criteria in each PSU Agreement for such officers, a determination of the number of Shares that may be issued pursuant to the PSU Agreements will be made, which amount could range between zero to 150% of the PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2019 and 2020 and 33.34% will vest on February 15, 2021, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each PSU Agreement), all or a portion of the PSUs shall accelerate.

3.

Ms. Zaderej was provided on December 29, 2017 a RSU grant pursuant to the 2010 Plan. The RSU award was for a total of 40,000 RSUs with each RSU representing the Company’s commitment to issue one Share. So long as Ms. Zaderej’s employment is continuous through January 1, 2020, all of the RSUs will become vested and 40,000 Shares will be issued by the Company to Ms. Zaderej. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the RSUs shall accelerate and become fully vested.

Employment Agreements

AC is a party to employment agreements with each of (i) Karen Zaderej, effective October 15, 2007 and as amended September 29, 2011, (ii) Gregory G. Freitag, effective October 1, 2011 and as amended May 11, 2014, November 5, 2015 and June 1, 2016, and (iii) Peter Mariani, effective February 25, 2016. Ms. Zaderej’s employment agreement renews for a one year period on each anniversary of the effective date and provide for severance benefits upon termination of the executive officer’s employment: (i) by AxoGen for any reason other than “Substantial Cause” (as defined below), permanent disability, or death; (ii) by the executive officer due to AxoGen’s breach of the employment agreement and AxoGen’s failure to cure such breach within ten days following notice by the executive officer of such breach; or (iii) by the executive officer within the six months following a “Change in Control” (as defined below) of AxoGen.

Upon a termination of Ms. Zaderej’s employment for any of the reasons set forth above, Ms. Zaderej is entitled to base salary in an amount equal to the base salary that she would have been paid for the remainder of the then current employment period had the executive officer’s employment not been terminated or the one-year non-competition period, whichever is longer. Ms. Zaderej is entitled to continued medical and dental benefits (in the form of a reimbursement for the COBRA premiums) and continued bonus payments to which the executive officer would have been entitled for the remainder of the then current employment period had the executive officer’s employment not been terminated.

Under their respective employment agreements, Messrs. Freitag and Mariani’s employments are at will. In the event that the employment of Messrs. Freitag or Mariani is terminated by AC without Substantial Cause either prior to a change of control or within 180 days following a Change in Control, the terminated employee is entitled to a severance payment consisting of (i) twelve months of base salary and (ii) an amount equal to any bonuses paid during the twelve-month period prior to termination of employment. Messrs. Freitag and Mariani are also entitled to severance of twelve months of base salary if the terminated employee leaves AxoGen for “Good Reason” (as defined below) within 90 days following a change of control.

In addition, Ms. Zaderej is entitled to full vesting of her outstanding stock options that were granted prior to a merger upon a Change in Control, regardless of whether her employment terminates on or following the Change in Control. With respect to Ms. Zaderej’s, and Mr. Freitag’s post-merger stock options and Mr. Mariani’s stock options, if a Change in Control of AxoGen occurs, such options shall automatically accelerate and become fully exercisable in the event that within twelve months following the Change in Control they are terminated without cause or leave for Good Reason.

For purposes of each executive officer’s employment agreements, “Change in Control” means the occurrence of any of the following events:

•

any person who holds less than 20% of the combined voting power of the securities of AC or AxoGen, becomes the beneficial owner, directly or indirectly, of securities of AC or AxoGen, representing 50% or more of the combined voting power of the securities of AC or AxoGen then outstanding;

•

during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the Board of Directors cease, for any reason, to constitute at least a majority of our Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period;

•

Except as it relates to Ms. Zaderej employment agreement, AC or AxoGen consolidates or merges with another company and AC or AxoGen is not the continuing or surviving corporation; provided,  however, that any consolidation or merger whereby AxoGen continues as the majority holder of AC securities or a merger or consolidation of AC and AxoGen will not constitute a Change in Control;

•

shares of AC’s or AxoGen’s common stock are converted into cash, securities, or other property (other than by a merger set forth above) in which the holders of the AC’s or AxoGen’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation as immediately after the merger;

•	AC or AxoGen sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions); or
•	the holders of AxoGen’s common stock approve a plan or proposal for the liquidation or dissolution of AC or AxoGen.

For purposes of Ms. Zaderej’s and Messrs. Freitag’s and Mariani’s employment agreements, “Substantial Cause” means:

•	commission of any act of fraud, theft, or embezzlement;
•

material breach of the employment agreement, provided that AC shall have first delivered to the executive officer written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that the executive officer shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice;

•	commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; or
•	material failure to adhere to AC’s corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time.

For Ms. Zaderej’s and Mr. Freitag’s employment agreements, “Substantial Cause” also means the failure to meet reasonable performance standards as determined by AC.

For purposes of Mr. Mariani’s employment agreement, “Substantial Cause” also includes his failure to meet reasonable performance standards as determined by AC or the Company.

For purposes of Messrs. Freitag’s and Mariani’s employment agreements, “Good Reason” means the occurrence of any one or more of the following:

•

the assignment of any duties inconsistent in any respect with such executive officer’s position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a change of control or any other action by AxoGen which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AxoGen;

•	a reduction by AC in the person’s base salary; or
•

the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which the person was participating at the time of the change of control of AxoGen or (B) provide the person with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control of the Company), if greater.

Compensation Arrangements

On December 29, 2016, the Compensation Committee approved, and the Board ratified, the following executive officer compensation:

1.

2016 stock option awards were granted to Company officers, including its named executive officers. The stock option awards were in the form of incentive stock options and were granted pursuant to the 2010 Plan. All of the granted options have a ten-year term and an exercise price of $8.95 per share of common stock underlying the options, which was the closing price of the Company’s common stock as reported on the NASDAQ Capital Market on December 29, 2016, and vest as to 25% of option shares one year after the grant date, and as to the remaining 75% of option shares in 12.5% increments every six months thereafter until fully vested on December 29, 2020.

2.

The 2017 Bonus Award Plan was established for the Company’s officers, including its named executive officers, based upon the Company meeting certain established corporate Key Objectives and a final determination by the Board of Directors, in its sole discretion, that a bonus granted to a Company officer is appropriate based upon the Company’s 2017 performance. The Key Objectives: (1) relate to revenue, expense management and certain operational goals; (2) have established thresholds and target levels; and (3) are weighted and measured separately in terms of actual level of attainment. The amount of any such bonus for a particular eligible officer is based upon an assigned percentage of such officer’s 2017 base salary.

3.

2017 PSUs were granted to Company officers, including the Company’s named executive officers. The PSU awards were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each PSU represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and PSU Agreements. By February 15, 2019 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2018. Upon such review, and based upon revenue performance criteria in each PSU Agreement for certain officers, a determination of the number of Shares that may be issued pursuant to the PSU Agreements will be made, which amount could range between zero to 150% of the PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2019 and 2020 and 33.34% will vest on February 15, 2021, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. Finally, for all PSU Agreements, in the event of a “Change in Control” (as defined in each PSU Agreement), all or a portion of the PSUs shall accelerate.

4.

Ms. Zaderej was provided on December 29,2017 a RSU grant pursuant to the 2010 Plan. The award was for a total of 40,000 RSUs, with each RSU representing the Company’s commitment to issue one Share. So long as Ms. Zaderej’s employment is continuous through January 1, 2020, all of the RSUs will become vested and 40,000 Shares will be issued by the Company to Ms. Zaderej. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the RSUs shall accelerate and become fully vested.

Say-on-Pay Vote

At our 2016 Annual Meeting of Shareholders, we asked our shareholders to vote to approve, on a non-binding advisory basis, the 2016 compensation paid to our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders approved compensation to our named executive officers with over 95 percent of votes cast in favor of our say-on-pay resolution. The Compensation Committee believes this vote demonstrated our shareholders’ positive view of our executive compensation. The Compensation Committee intends to continue to consider the results of future say-on-pay votes. In addition, at the 2016 Annual Meeting of Shareholders, our shareholders recommended, on an advisory basis, that the frequency of our future say-on-pay vote be once every three years. Based on this shareholder recommendation, we will conduct our next say-on-pay vote at our 2019 Annual Meeting of Shareholders.

Pension Benefits

AxoGen adopted the AxoGen SIMPLE IRA plan in 2007. The AxoGen named executive officers participated in the SIMPLE IRA plan. Eligibility was immediate upon employment, and enrollment was available any time during employment. Participating employees made annual pretax contributions to their accounts up to a maximum amount as limited by law. The SIMPLE IRA plan required AxoGen to make matching contributions of between 1% and 3% of the employee’s annual salary as long as the employee participated in the SIMPLE IRA plan. Additionally, the matching contribution had to be at least 3% for three of the first five years of the SIMPLE IRA. Both employee contributions and AxoGen contributions were fully vested at all times. In 2015, AxoGen’s matching contribution was 3% of the AxoGen named executive officers’ annual base salary. AxoGen contributed approximately $25,000 in matching funds for the AxoGen named executive officers during 2015.

AxoGen terminated the SIMPLE IRA plan at the end of 2015 and established a 401(k) plan. Each of the AxoGen named executive officers participate in the 401(k) plan. Employees are eligible to participate in the 401(k) plan immediately upon commencing employment, and enrollment is available any time during employment. Participating employees may make annual pretax contributions to their accounts up to a maximum amount as limited by law. The 401(k) plan requires AxoGen to make matching contributions of between 3% and 4% of the employee’s annual salary as long as the employee participates in the 401(k) plan. Both employee contributions and AxoGen contributions are fully vested at all times. In 2016, AxoGen’s matching contribution was 3% for the first 3% contributed and 1% for the next 2% contributed of the AxoGen named executive officers’ annual base salary. AxoGen contributed approximately $30,000 in matching funds for the AxoGen named executive officers during 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, with respect to the Company’s equity compensation plans, the number of shares of the Company’s common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares of common stock, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares of common stock remaining available for future issuance under the Company’s equity compensation plans as of December 31, 2016.

Number of Securities
Remaining Available
for Future Issuance
Under Equity
	Number of Securities to be	Weighted-Average	Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights	Warrants and Rights ($)	First Column)
Equity compensation plans approved by security holders	4,385,832	4.89	353,003
Equity compensation plans not approved by security holders	—	—	—
Total	4,385,832	4.89	353,003

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is composed of the following directors: Robert J. Rudelius, Jamie M. Grooms and Dr. Mark Gold, all of whom qualify as an “audit committee financial expert” under the definition promulgated by the SEC. Mr. Rudelius currently serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee recommends to our Board of Directors, and submits for shareholder ratification, the appointment of our independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. Lurie, LLP (“Lurie”), the Company’s independent registered public accounting firm, is responsible for conducting an audit of our consolidated financial statements and internal controls in accordance with the standards established by the Public Accounting Oversight Board (“PCAOB”) and expressing an opinion on the consolidated financial statements and internal controls in accordance with GAAP. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee hereby report as follows:

1.

The Audit Committee has met and held discussions with management and Lurie. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Lurie. The Audit Committee discussed with management and Lurie material weaknesses identified during the course of the assessment and management’s plan to remediate those control deficiencies.

2.	The Audit Committee has discussed with Lurie matters required to be discussed by AS 1301 (Communication with Audit Committees).
3.

The Audit Committee has received written disclosure and a letter from Lurie required by applicable requirements of the PCAOB regarding Lurie’s communications with the Audit Committee regarding Lurie’s independence and the Audit Committee has discussed with Lurie that firm’s independence. The Audit Committee also considered whether non–audit services provided by Lurie during the last fiscal year were compatible with maintaining Lurie’s independence.

Based upon the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to our Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2016 filed with the SEC.

Members of the Audit Committee of the Board of Directors:

Robert J. Rudelius, Chairman
Dr. Mark Gold
Jamie M. Grooms

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

Lurie, our independent registered public accounting firm, provides audit services to us. The fee table below reports fees billed or to be billed to us for professional services provided to us during 2016 and 2015 by Lurie. Our Audit Committee has approved, pursuant to its pre–approval policies described below, all of the services listed below.

	2016	2015
Audit Fees(1)	$224,950	$114,500
Audit–Related Fees	—	—
Tax Fees(2)	$28,400	$24,150
All Other Fees	—	—
Total Fees	$253,350	$138,650

(1)

Lurie received these fees for the audit of our annual financial statements and internal controls, reviews of our financial statements included in our quarterly reports on Form 10‑Q and other services related to registration statements on Form S‑3 in 2015 and 2016, a refinancing transaction in November 2016 and certain current reports on Form 8‑K for the fiscal years ended December 31, 2016 and 2015.

(2)	Tax fees include services for filing for tax incentives from government agencies, assistance for tax audits from taxing authorities, tax compliance and planning.

Our Audit Committee reviews and pre-approves the performance of all audit and non-audit accounting services to be performed by our independent registered accounting firm, other than with respect to de minimis exceptions permitted under applicable rules and regulations. All audit and audit-related services provided by Lurie during 2016 and 2015 were pre-approved by our Audit Committee, which concluded that the provision of such services by Lurie was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

PROPOSAL 2 - APPROVAL OF AMENDMENT AND RESTATEMENT OF THE AXOGEN, INC. 2010 STOCK INCENTIVE PLAN

The AxoGen, Inc. 2010 Stock Incentive Plan was adopted by our Board of Directors on August 16, 2010 and approved by the AxoGen shareholders on September 22, 2010, with approval of certain amendments and restatements of such plan by the AxoGen shareholders on September 27, 2011, May 13, 2014 and May 26, 2016.

On April 5, 2017, our Board of Directors unanimously approved an amendment and restatement of the 2010 Plan to (i) increase the maximum number of shares of common stock that may be issued under the 2010 Plan from 5,500,000 to 7,700,000, (ii) include minimum vesting standards for awards, (iii) prohibit the payment of dividends or dividend equivalents on unvested awards and (iv) make certain administrative changes. Our Board of Directors approved the increase in the number of shares reserved and available for issuance under the 2010 Plan subject to shareholder approval and, accordingly, our Board of Directors directed that the A&R 2010 Plan be submitted to our shareholders for approval at the Meeting.

The 2010 Plan currently authorizes 5,500,000 shares as the maximum aggregate number of shares that may be issued to employees, nonemployee directors, consultants and advisors of AxoGen and its subsidiaries who are participating in the 2010 Plan. If the shareholders do not approve the A&R 2010 Plan at the Meeting, the proposed increase to 7,700,000 in the maximum aggregate number of shares of common stock that may be issued under the 2010 Plan will not occur.

As of March 30, 2017, the Company had 4,320,544 outstanding stock options with a weighted average exercise price of $5.13 and a weighted average remaining term of 5.78 years and 202,100 full value awards outstanding consisting of PSUs and RSUs. As of March 30, 2017, 3,028,302 fully vested, nonforfeitable shares have been issued under the 2010 Plan, which include 861,101 shares due to option exercises. As of March 30, 2017, the total shares that have been issued or that could potentially be issued as a result of grants of stock options or awards under the 2010 Plan is 5,450,495, leaving 49,505 shares reserved and available for issuance out of the maximum of 5,500,000 shares currently authorized for issuance.

Our Board of Directors believes that the current number of shares that may be issued under the 2010 Plan is not sufficient in light of our compensation structure and strategy. We expect that because of new hiring and other compensation needs, prior to the Meeting no shares will be left available for issuance under the 2010 Plan. The Board of Directors believes that additional shares are necessary to meet the Company’s anticipated equity compensation needs for approximately the next two years. However, a change in business conditions, Company strategy, the growth of our businesses, organically and by acquisitions, or equity market performance, could alter this projection. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time and our historical forfeiture rates. In determining the amount of the increase contemplated by the proposed amendment to the 2010 Plan, the Board of Directors has taken into consideration the fact that, as of March 30, 2017, there were approximately 37,698,197 shares of our common stock outstanding on a fully-diluted basis, and the Board believes that this fully-diluted number, rather than the number of our outstanding shares of the Company, is the relevant number in determining the appropriate number of shares available under the 2010 Plan. If the shareholders approve the A&R 2010 Plan, the number of shares available for issuance under the 2010 Plan would increase by 2,200,000 to 7,700,000 shares. The requested increase represents approximately 5.5% of the outstanding shares of common stock on a fully-diluted basis and the total number of shares available for issuance under the A&R 2010 Plan would represent approximately 19.3% of our common stock as calculated on a fully-diluted basis.

Our historical burn rates have been 5.3% in 2014, 3.3% in 2015 and 5.2% in 2016, calculated by dividing the number of shares issuable pursuant to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period. When the Board of Directors approved the amendment and restatement of the 2010 Plan in 2016, we projected that the number of authorized shares under the 2010 Plan would meet our equity compensation needs for two to three years. We have had an unanticipated increase in our rate of growth in hiring due to the Company’s growth, and our review of our compensation at the end of 2016 resulted in a change in compensation structure. As a result, the compensation requirements to obtain and retain necessary employees required us to issue more awards than were contemplated by our equity compensation projections. The historical burn rate and the potential dilution described above may not be indicative of what the actual amounts are in the future. Without additional shares, we would be at a competitive disadvantage in seeking to retain and to recruit officers and other key employees and directors on whose efforts and skills our future success will depend.

Our Board of Directors has concluded that our ability to attract, retain and motivate top quality employees, non-employee directors, and consultants and advisors is important to our success and would be enhanced by our continued ability to make grants under the A&R 2010 Plan. In addition, our Board of Directors believes that our interests and the interests of our shareholders will be advanced if we can continue to offer our employees, non-employee directors and consultants and advisors the opportunity to acquire or increase their proprietary interests in us. Our Board of Directors believes that the increase in the maximum number of shares that may be issued under the A&R 2010 Plan from 5,500,000 to 7,700,000 shares will ensure that we continue to have a sufficient number of shares with which to achieve our compensation strategy.

Shareholder approval is being sought in order to meet the NASDAQ listing requirements applicable to equity plans. The proposed A&R 2010 Plan is attached as Appendix A to this Proxy Statement. The material terms of the A&R 2010

Plan are summarized below. This summary is not intended to be a complete description of the A&R 2010 Plan and is qualified in its entirety by reference to the full text of the A&R 2010 Plan.

Material Features of the A&R 2010 Plan

Administration

Our Compensation Committee administers the A&R 2010 Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the A&R 2010 Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the A&R 2010 Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the A&R 2010 Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the A&R 2010 Plan and establish rules and regulations for the administration of the A&R 2010 Plan.

The Compensation Committee may delegate its powers under the A&R 2010 Plan to one or more directors (including a director who is also one of our officers) and may authorize one or more officers to grant awards under the A&R 2010 Plan, except that the Compensation Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Code. Our Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Code. The Compensation Committee’s ability to delegate its powers is also limited by the rules of the NASDAQ Stock Market on which AxoGen’s shares of common stock are listed.

Eligible Participants

Any employee, officer, consultant, advisor or non-employee director providing services to AxoGen or any of its affiliates, and who is approved by the Compensation Committee, is eligible to receive an award under the A&R 2010 Plan, provided that, in the case of consultants and advisors, such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for AxoGen’s securities. As of March 30, 2017, approximately 164 employees and 5 non-employee directors are eligible to receive grants under the 2010 Plan.

Shares Available For Awards

The aggregate number of shares of AxoGen common stock that may be issued under all stock-based awards made under the 2010 Plan currently is 5,500,000 shares. If this Proposal 2 is approved by the AxoGen shareholders, the total number of shares authorized for issuance under the A&R 2010 Plan will be 7,700,000 shares. In order to comply with Section 162(m) of the Code, the A&R 2010 Plan includes the following limits:

•

no person may be granted any share-based award including stock options or stock appreciation rights denominated in shares which in the aggregate are for more than 1,000,000 shares in any taxable year; and

•	no person may be granted Qualified Performance Awards denominated in cash greater than $1,000,000 in any taxable year.

The Compensation Committee will adjust the number of shares and share limits described above in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the A&R 2010 Plan.

Types of Awards and Terms and Conditions

The A&R 2010 Plan permits grants of:

•	Stock options (including both incentive and non-qualified stock options);
•	stock appreciation rights (“SARs”);
•	restricted stock and restricted stock units;
•	dividend equivalents;
•	performance awards of cash, stock or property;
•	stock awards; and
•	other stock-based awards.

Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of AxoGen common stock, other securities or property or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of AxoGen common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by AxoGen. The fair market value for publicly traded shares is based on certain published market prices and is as determined by the Compensation Committee if the shares are not publicly traded. The term of awards may not be longer than ten years from the date of grant. Awards will be adjusted by the Compensation Committee in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of AxoGen common stock in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the A&R 2010 Plan.

Except as provided below, each award granted under the A&R 2010 Plan will be subject to a minimum restriction period of 12 months from the date of grant. If the grant of a performance award is conditioned on satisfaction of performance goals, the performance period must not be less than 12 months’ duration, but no additional minimum restriction period need apply to such award. Generally, the administrator does not have discretionary authority to waive the minimum restriction period applicable to an award, except in the case of death, disability or a Change in Control of the Company. The administrator, however, does have discretion to grant awards that do not adhere to these minimum restriction period requirements, or otherwise may waive the requirements, with respect to awards for up to 385,000 shares, in the aggregate, which amount is equal to 5% of the share pool.

Stock Options. The holder of an option will be entitled to purchase a number of shares of AxoGen common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. The A&R 2010 Plan provides that the term of any option will be fixed by the Compensation Committee but will not be longer than ten years from the grant date of the option, with limitations on exercise price, term and the amount permitted in any calendar year for stock options so as to qualify as “Incentive Stock Options” under the Code.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of AxoGen common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The

A&R 2010 Plan provides that the term of any SAR will be fixed by the Compensation Committee but will not be longer than ten years from the grant date of the SAR.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of AxoGen common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of AxoGen common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. If the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in AxoGen’s best interest to waive the remaining restrictions. Dividends declared payable on shares of restricted stock will be held by us and made subject to forfeiture at least until the applicable vesting condition related to such shares of restricted stock has been satisfied.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of AxoGen common stock, other securities or other property) equivalent to the amount of cash dividends paid by AxoGen to its shareholders, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee. Dividend equivalents paid or credited to restricted stock units will be held by us and made subject to forfeiture at least until any applicable vesting conditions related to the restricted stock units have been satisfied. Dividend equivalents may not be granted in connection with a stock option or SAR.

Performance Awards. The Compensation Committee may grant performance awards under the A&R 2010 Plan. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Compensation Committee in accordance with the A&R 2010 Plan. The Compensation Committee will determine the length of the performance period, establish the performance goals for the performance period and determine the amounts of the performance awards for each participant. Certain performance awards granted under the A&R 2010 Plan may be intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (“Qualified Performance Awards”).

Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit, line of business or geographic regional basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, net income, margins (including one or more of direct gross, gross, operating income, net income and pretax net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, investment capital, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, environmental health and safety goals, cost reductions and development and implementation of strategic plans, completion of key projects, management succession plans or diversity initiatives. Performance goals may be an absolute measure or a defined change (amount or percentage) in a measure. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The Compensation Committee may provide that, in determining whether the performance goal has been achieved, the effect of certain events may be excluded. These events include, but are not limited to, any of the following: items of an unusual nature or of infrequency of occurrence as determined under generally accepted accounting principles, asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Stock Awards. The Compensation Committee may grant unrestricted shares of AxoGen common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the A&R 2010 Plan.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to AxoGen’s common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the A&R 2010 Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of AxoGen common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the A&R 2010 Plan. For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the A&R 2010 Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the A&R 2010 Plan.

The A&R 2010 Plan provides that shares covered by an award made under the A&R 2010 Plan (or to which such an award relates) that are not purchased, that are forfeited or are reacquired by AxoGen (including shares of restricted stock, whether or not dividends have been paid on such shares), or that are subject to an award that otherwise terminates or is cancelled without delivery of such shares, shall be available for award again under the A&R 2010 Plan to the extent of any such forfeiture, reacquisition, termination or cancellation. Shares that are withheld in full or partial payment of the purchase or exercise price of any award or in connection with the satisfaction of tax obligations relating to an award will not be available again for grant awards under the A&R 2010 Plan. The A&R 2010 Plan also provides that if shares are repurchased in the open market with proceeds of the exercise price of options, such shares will also not be available again for issuance under the A&R 2010 Plan.

Duration, Termination and Amendment

Unless terminated by our Board of Directors, the A&R 2010 Plan will expire on April 5, 2027. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the A&R 2010 Plan prior to expiration may extend beyond the expiration of the A&R 2010 Plan through the award’s normal expiration date. Our Board of Directors may amend, alter, suspend, discontinue or terminate the A&R 2010 Plan at any time, although shareholder approval must be obtained for any amendment to the A&R 2010 Plan that would: (i) increase the number of shares of AxoGen common stock available under the 2010 Plan, (ii) increase the award limits under the A&R 2010 Plan, (iii) permit awards of options or SARs at a price less than fair market value, (iv) permit repricing of options or SARs or (v) cause Section 162(m) of the Code to become unavailable with respect to the A&R 2010 Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC or any other securities exchange that are applicable to AxoGen.

Prohibition on Repricing Awards and Award Adjustments

No option or SAR may be amended to reduce its initial exercise or grant price, and no option or SAR may be cancelled and replaced with awards having a lower exercise or grant price. In addition, options and SARs may not be cancelled and replaced with cash or other awards having a lower exercise or grant price than the original option or SAR. However, the Compensation Committee may adjust the exercise or grant price of, and the number of shares subject to, any outstanding option or SAR in connection with a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of AxoGen common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the A&R 2010 Plan.

Transferability of Awards

Except in certain limited situations permitted under the A&R 2010 Plan, awards (other than stock awards) under the A&R 2010 Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.

Other Provisions

The Compensation Committee is permitted to make awards under the A&R 2010 Plan to employees of other corporations who become employees of AxoGen in connection with a merger, acquisition or other corporate transaction in substitution of awards issued to such employee by the other corporation. In addition, all awards issued under the A&R 2010 Plan are subject to any clawback or recoupment policies approved by the AxoGen Board of Directors, as such policy may be in effect from time to time.

Federal Tax Consequences of the Amended and Restated 2010 Plan

The following is a summary of the material federal income tax consequences of receiving awards under the A&R 2010 Plan and is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. An individual may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. This summary is for general information and does not constitute tax advice.

Nonqualified Stock Options. An individual receiving nonqualified stock options should not recognize taxable income at the time of grant. An individual should generally recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the option shares on exercise of the nonqualified stock options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) of the Code and discussed below, we will be entitled to deduct from our taxable income the amount that the individual is required to include in ordinary income at the time of such inclusion. Additional special rules apply if an individual exercises a nonqualified stock option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Incentive Stock Options. An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. If the individual holds the shares acquired upon exercise of an incentive stock option for at least two years after the grant date and for at least one year after the exercise date, upon disposition of the shares by the individual, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), an individual will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. We are not entitled to any deduction on account of the grant of incentive stock options or the individual’s exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the individual, subject to the limitations set forth in Section 162(m) of the Code and discussed below, in general, we should be entitled to a tax deduction equal to the amount treated as taxable compensation to the individual. Additional special rules apply if an individual exercises an incentive stock option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Restricted Stock. A grantee will not be subject to tax upon the grant of an award of restricted stock unless the grantee otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the grantee will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the grantee paid for such shares, if any, unless the grantee made an election under Section 83(b) of the Code to be taxed at the time of grant. If the grantee made an election under Section 83(b) of the Code, the grantee will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the grant date over the amount the grantee paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the grantee, the amount of taxable compensation to the grantee for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock Units. A grantee will not be subject to tax upon the grant of restricted stock units. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the grantee will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the grantee actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the grantee for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

SAR. No income will be realized by a grantee upon grant of a SAR. Upon the exercise of a SAR, the grantee will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Performance Awards and Dividend Equivalents. A grantee will not be subject to tax upon the grant of performance awards or dividend equivalents. Rather, upon the delivery of shares or cash pursuant to the award, the grantee will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the grantee actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the grantee for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Section 162(m) Limitation. Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee’s remuneration for the taxable year exceeds $1,000,000. This limit, however, does not apply to qualified performance based compensation under Section 162(m) of the Code. The A&R 2010 Plan is designed to meet the requirements of Section 162(m) of the Code; however, awards granted under the A&R 2010 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with such awards comply with all other requirements of Section 162(m) of the Code. We cannot assure you that compensation attributable to awards granted under the A&R 2010 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code and thus be deductible to us.

Section 409A of the Code. An award may be subject to a 20% tax, in addition to ordinary income tax, at the time the award becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

Awards Granted

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2010 Plan as of March 30, 2017.

Awards Granted

AxoGen, Inc. 2010 Stock Incentive Plan

(as Amended and Restated)

Name and Position	Number of Shares
Karen Zaderej, CEO, President and Director	939,256

Gregory G. Freitag, General Counsel, SVP of Business Development and Director	463,750

Peter Mariani, CFO	350,700

All current executive officers as a group	2,931,349

All current directors who are not executive officers as a group	407,612

Each nominee for election as a director:

Karen Zaderej	939,256

Gregory G. Freitag	463,750

Jamie M. Grooms	198,862

Mark Gold, M.D.	35,000

Guido J. Neels	45,000

Robert J. Rudelius	95,000

Amy Wendell	33,750

Each associate of any executive officers, current directors or director nominees	—

Each other person who received or is to receive 5% of awards:	—

N/A	—

All employees, including all current officers who are not executive officers, as a group	1,248,933

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the proposal to approve the A&R 2010 Plan to: (i) increase the number of shares of AxoGen common stock authorized for issuance under the plan from 5,500,000 to 7,700,000; and (ii) and make certain administrative changes to the 2010 Plan.

The affirmative vote of a majority of the outstanding shares of AxoGen common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the A&R 2010 Plan. If you “Abstain” from voting, it will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no impact on the outcome of the vote for this proposal.

PROPOSAL 3 – APPROVAL OF THE AXOGEN, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN

Overview

On April 5, 2017, based upon the recommendation of the Compensation Committee, our Board of Directors approved, subject to approval of our stockholders at the annual meeting, the ESPP to allow shares of our common stock to be sold to eligible employees of the Company through payroll deductions at a discount from market value. The Board of Directors approved the ESPP because the Board believes that offering participation in the ESPP supports the Company’s ability to retain the services of current employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its related corporations. The ESPP is designed to operate in compliance with Section 423 of the Code.

Set forth below is a general description of the terms of the ESPP, which is qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Appendix B.

Material Features of the ESPP

Shares Available; Administration. A total of 600,000 shares of our common stock will be initially reserved for issuance under our ESPP. If any right granted under the ESPP terminates without having been exercised, the common stock not purchased under such right will again become available for issuance under the ESPP.

Our Board of Directors or its committee will have authority to interpret the terms of the ESPP and determine eligibility of participants. The Compensation Committee of our Board of Directors will be the initial administrator of the ESPP.

Eligibility. Our employees are eligible to participate in the ESPP if they are customarily employed by us or a participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock. Approximately 156 such employees will be eligible to participate in the ESPP, plus any additional qualifying employees we may hire in the future.

Awards. The ESPP is intended to qualify under Section 423 of the Code and stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to 27 months long. It is intended that offering periods under the ESPP will generally run from January 1 to June 30 and July 1 to December 31 of each year, and the first offering period is expected to begin January 1, 2018 and conclude on June 30, 2018, however the commencement of this first offering period is subject to change. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be the final day in each offering period. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.

The ESPP permits participants to purchase common stock through payroll deductions of up to a percentage of their eligible compensation determined by the administrator (initially 1 to 10%) which includes a participant’s gross compensation for services to us, excluding overtime payments, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The plan administrator may establish a maximum number of shares that may be purchased by a participant during any offering period. In addition, no employee will be permitted to accrue the right to purchase stock under the ESPP at a rate in excess of $25,000 worth of shares or 3,000 shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock on the date that the option is granted).

On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period, and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will not be less than 85% of the fair market value of our common stock on the first trading day of the offering period or on the purchase date, whichever is lower and, unless another purchase price is designated by the administrator, it will be

85% of such lower value. Participants may voluntarily end their participation in the ESPP at any time prior to the first day of the last month prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment.

A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

Certain Transactions. In addition, in the event of certain changes in capitalization or other events affecting our common stock, the plan administrator will make equitable adjustments to the ESPP and outstanding awards. In the event of certain corporate adjustments or corporate transactions, the plan administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

Plan Amendment. The plan administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval of any amendment to the ESPP will be required for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP or changes the ESPP in any manner that would cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code.

Valuation

On March 31, 2017 the fair market value per share of our common stock was $10.45, which was the closing price of our common stock on such date.

New Plan Benefits

While all of our employees will be eligible to participate in the ESPP and could purchase as much $25,000 worth of our common stock in a particular year, the actual amount or value of shares purchased by any given employee or group of employees is not determinable because it depends on the elections of each employee who chooses to participate. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP or the benefits that would have been received by such participants if the ESPP had been in effect in the year ended December 31, 2016. Therefore, no awards have been included in the ESPP column of the New Plan Benefits table shown under Proposal No. 3.

Federal Income Tax Consequences Relating to the ESPP

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made to a U.S. employee under the ESPP. It does not describe all federal tax consequences under the ESPP Plan, nor does it describe state or local tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the ESPP are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of an offering period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

If the participating employee holds the common stock purchased under the ESPP for at least two years after the first day of the offering period in which the common stock was acquired (the “Grant Date”) and for at least one year after the date the common stock is purchased, when the participating employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of:

(i)	the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or
(ii)

the fair market value of the common stock on the Grant Date multiplied by the discount percentage for stock purchases under the ESPP. The Company may choose 15% or a lesser discount percentage, including a zero discount percentage.

If the participating employee disposes of the common stock within two years after the Grant Date or within one year after the date the common stock is purchased, he or she will recognize ordinary income equal to the fair market value of the common stock on the last day of the purchase period in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the ESPP (such as by sale, exchange or gift).

Upon disposition of the common stock acquired under the ESPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

If the participating employee satisfies the two-year holding period for common stock purchased under the ESPP, we will not receive any deduction for federal income tax purposes with respect to that common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income. Otherwise, the ESPP has no tax effect on the Company.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the approval of the ESPP. The affirmative vote of a majority of the outstanding shares of AxoGen common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the ESPP. If you “Abstain” from voting, it will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no impact on the outcome of the vote for this proposal.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, based upon the recommendation of our Audit Committee, has appointed Lurie as our independent registered public accounting firm to examine our financial statements and internal controls for the current fiscal year ending December 31, 2017 and to perform other appropriate accounting services. Lurie has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

While we are not required to do so, we are submitting the appointment of Lurie to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, our Audit Committee will reconsider its selection.

Representatives of Lurie will be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the ratification of Lurie, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Meeting is required to ratify the appointment of Lurie, LLP as our independent registered public accounting firm. If you “Abstain” from voting, it will have no impact on the outcome of the vote for the proposal. Because this proposal is a routine matter, broker non-votes will not occur with respect to this proposal.

PROPOSALS FOR OUR 2018 ANNUAL MEETING

Any proposal by a shareholder to be included in our proxy material and presented at our 2018 Annual Meeting of Shareholders must be received at our principal executive offices, 13631 Progress Blvd., Suite 400, Alachua, FL 32615, Attention: Corporate Secretary, no later than December 9, 2017, and must comply in all material respects with applicable rules and regulations of the SEC relating to such inclusion.

In addition, in connection with any matter to be proposed by a shareholder to be considered at our 2018 Annual Meeting of Shareholders, but not for inclusion in our proxy materials, pursuant to Section 2.3 of our Amended and Restated Bylaws, a written notice of business that a shareholder wishes to present for consideration at our 2018 Annual Meeting of Shareholders (including nominees for election to our Board of Directors at our 2018 Annual Meeting of Shareholders, but excluding matters included in our proxy materials pursuant to the preceding paragraph) must be delivered to our principal executive offices, 13631 Progress Blvd., Suite 400, Alachua, FL 32615, Attention: Corporate Secretary no earlier than January 24, 2018 nor later than February 23, 2018. The notice must also meet other requirements specified in Section 2.3 and 2.4, as applicable, of our Amended and Restated Bylaws.

ANNUAL REPORT ON FORM 10–K

Our Annual Report on Form 10–K, including financial statements for the year ended December 31, 2016, accompanies, or has been mailed to you immediately prior to, this Proxy Statement. Our 2016 Annual Report on Form 10–K is also available on our website at www.Axogeninc.com/financial-information. If requested in writing by a person solicited by this Proxy Statement, we will provide you without charge a copy of our Annual Report on Form 10–K as filed with the SEC for our most recently completed fiscal year. Such request should be sent to our General Counsel at AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of this Proxy Statement and 2016 Annual Report on Form 10–K to be delivered to multiple shareholders sharing the same address in a manner provided by these rules unless contrary instructions have been received from such shareholders. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household AxoGen proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our Proxy Statement, Notice of Internet Availability of Proxy Materials and/or our 2016 Annual Report on Form 10–K, as applicable, to a shareholder at a shared address to which a single copy of either document was delivered. For copies of any or all such documents, shareholders should write to or call our Corporate Secretary at AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615, or (368) 462‑6800, respectively.

OTHER MATTERS

Our Board of Directors does not know of any other business to come before our 2017 Annual Meeting of Shareholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

Karen Zaderej
Chief Executive Officer, President and Director

April 7, 2017

APPENDIX A

AXOGEN, INC.

2010 STOCK INCENTIVE PLAN

Amended and Restated as of April 5, 2017

Section 1.         Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non–employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock–based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2.         Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)         “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)         “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock–Based Award granted under the Plan.

(c)         “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)         “Board” shall mean the Board of Directors of the Company.

(e)         “Change in Control” shall have the meaning ascribed to such term in any Award Agreement; provided, however, that no Award Agreement shall contain a definition of Change in Control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

(f)         “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)         “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b–3, and each member of the Committee shall be a “Non–Employee Director” within the meaning of Rule 16b–3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance–based compensation” within the meaning of Section 162(m) of the Code.

(h)         “Company” shall mean AxoGen, Inc., a Minnesota corporation, or any successor corporation.

(i)         “Director” shall mean a member of the Board.

(j)         “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(k)         “Eligible Person” shall mean any employee, officer, consultant, advisor or non–employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person, provided that, in the case of consultants and advisors, such services are not in connection with the offer or sale of securities in a capital–raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. An Eligible Person must be a natural person.

(l)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)       “Fair Market Value” of Shares is (i) if the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (A) if the principal trading market for the Shares is a national securities exchange, the last reported sale price during regular trading hours on the relevant date or (if there were no trades on that date) on the latest preceding date upon which a sale was reported, or (B) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Shares on the relevant date or (if there were no “bid” and “asked” prices reported on that date) on the latest preceding date upon which “bid” and “asked” prices were reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (ii) if the Shares are not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(n)         “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)         “Non–Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)         “Option” shall mean an Incentive Stock Option or a Non–Qualified Stock Option.

(q)         “Other Stock–Based Award” shall mean any right granted under Section 6(g) of the Plan.

(r)         “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)         “Performance Award” shall mean any right granted under Section 6(e) of the Plan.

(t)          “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit, line of business or geographic region basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre–tax income, net income, margins (including one or more of direct gross, gross, operating income, net income and pretax net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, investment capital, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, environmental health and safety goals, cost reductions and development and implementation of strategic plans, completion of key projects, management succession plans or diversity initiatives. A Performance Goal may be an absolute measure or a defined change (amount or percentage) in a measure. A Performance Goal may reflect absolute entity or business unit performance or performance relative to the performance of a peer group of companies or other external measure. To the extent consistent with Section 162(m), the Committee may provide that, in determining whether the Performance Goal has been achieved, the effect of certain events may be excluded. These events include, but are not limited to, any of the following: items of an unusual nature or of infrequency of occurrence as determined under generally accepted accounting principles, asset write–downs, litigation or related judgments or settlements, changes in tax law, accounting principles or other such laws or provisions affecting reported results, severance, contract termination and other costs related to exiting certain business activities, and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(u)         “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v)         “Plan” shall mean this AxoGen, Inc. 2010 Stock Incentive Plan, as amended from time to time.

(w)        “Qualified Performance Award” means a Performance Award that (i) is made to as officer of the Company who may be a “covered person” under Section 162(m), and (ii) is intended to be “qualified performance–based compensation” within the meaning of Section 162(m).

(x)         “Restriction Period” means the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period in accordance with Section 4(e)).

(y)         “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(z)         “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(aa)       “Rule 16b–3” shall mean Rule 16b–3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(bb)       “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(cc)       “Shares” shall mean shares of Common Stock, par value of $0.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(dd)       “Specified Employee” shall mean a “specified employee” as such term is defined in Section 409A(a)(2)(B) of the Code.

(ee)       “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(ff)        “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

(gg)       “2001 Plan” shall mean the LecTec Corporation 2001 Stock Option Plan, as amended from time to time.

Section 3.           Administration.

(a)         Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)         Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors and may authorize one or more officers of the Company to grant Awards under the Plan, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m). Any delegation by the Committee pursuant to this Section 3(b) shall be subject to and limited by applicable law or regulation, including without limitation the rules and regulations of the NASDAQ Stock Market or such other securities exchange on which the Shares are listed.

(c)         Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).

Section 4.           Shares Available for Awards.

(a)         Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the total aggregate number of Shares that may be issued under all Awards under the Plan shall be 7,700,000. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment (including by actual or constructive exchange through attestation of ownership of such Shares or by means of a net settlement) to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan. For the avoidance of doubt, if Shares are repurchased on the open market with the proceeds of the exercise price of Options, such Shares may not again be made available for issuance under the Plan.

(b)         Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)         Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split–up, spin–off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Awards and (iv) the limitations contained in Section 4(d) of the Plan.

(d)         Section 162(m) Limitations for Qualified Performance Awards. In accordance with Section 162(m), there are limits on the Qualified Performance Awards that may be granted to an Eligible Person under the Plan in any taxable year. Qualified Performance Awards denominated in Shares are subject to the limit set forth in subsection (i) below, and Qualified Performance Awards denominated in cash are subject to the limit set forth in subsection (ii) below. In no case is a Qualified Performance Award subject to both of the limits set forth in subsections (i) and (ii) below.

(i)         Limitation for Qualified Performance Awards Denominated in Shares. No Eligible Person may be granted any Options or Stock Appreciation Rights denominated in Shares for more than 1,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any taxable year.

(ii)        Limitation for Qualified Performance Awards Denominated in Cash. No Eligible Person may be granted any Qualified Performance Award or Qualified Performance Awards denominated in cash with a value in excess of $1,000,000 (whether payable in cash, Shares or other property) in the aggregate in any taxable year.

(e)         Minimum Restriction Period for Awards. Except as provided below in this Section 4(e) and notwithstanding the administrative provisions of Section 3, each Award granted under the Plan shall be subject to a minimum Restriction Period of 12 months from the date of grant. If the grant of a Performance Award is conditioned on satisfaction of Performance Goals, the Performance Period shall not be less than 12 months’ duration, but no additional minimum Restriction Period need apply to such Award. Except as provided below in this Section 4(e), and notwithstanding the administrative provisions of Section 3 or provisions of Section 7(b), the Committee shall not have discretionary authority to waive the minimum Restriction Period applicable to an Award, except in the case of death, disability, or a Change in Control. The provisions of this Section 4(e) shall not apply and/or may be waived, in the Committee’s discretion, with respect to up to the number of Awards that is equal to five percent (5%) of the aggregate number of shares available for issuance under the Plan.

Section 5.           Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full–time or part–time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.           Awards.

(a)         Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)         Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

Notwithstanding the foregoing, an Incentive Stock Option may not be granted to any employee of the Company or a subsidiary of the Company who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, unless the purchase price is not less than 110% of the Fair Market Value on the date of grant.

(ii)        Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than ten (10) years from the date of grant. However, an Incentive Stock Option that is granted to an employee of the Company or a subsidiary of the Company who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.

(iii)       Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)       Limits on Incentive Stock Options.

Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary of the Company, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

(v)Rights of a Stockholder; Dividends.

Until Shares are issued to the Participant upon the exercise of Options, the Participant shall not have any rights of a stockholder of the Company with respect to the Options or the shares issuable thereunder.

(b)         Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The term of any Stock Appreciation Right will be fixed by the Committee but shall not be longer than ten (10) years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. The Participant shall not have any rights of a stockholder of the Company with respect to the Stock Appreciation Rights, including the right to the payment of any dividends.

(c)         Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Dividends declared payable on Restricted Stock shall be held and made subject to forfeiture at least until the applicable vesting conditions related to such Shares of Restricted Stock have been satisfied. Dividends declared payable on Restricted Stock that is granted as a Performance Award shall be held by the Company and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Shares of Restricted Stock.

(ii)        Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book–entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units, unless such issuance and delivery is otherwise deferred to a date authorized by the Committee.

(iii)       Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)         Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine, but in no event shall Dividend Equivalents be granted to a Participant in connection with the grant of an Option or Stock Appreciation Right. Dividend Equivalents payable on Restricted Stock Units shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until any applicable vesting conditions related to the Restricted Stock Units have been satisfied. Dividends Equivalents payable on a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Shares underlying the Performance Award.

(e)         Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property, and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Qualified Performance Awards shall be conditioned, to the extent required by 162(m), solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and Qualified Performance Awards shall otherwise comply with the requirements of Section 162(m).

(f)         Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the

Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g)         Other Stock–Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h)         General.

(i)         Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)        Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)       Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)       Term of Awards. The term of each Award shall be for a period not longer than ten (10) years from the date of grant.

(v)        Limits on Transfer of Awards. Except as otherwise provided in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non–Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S–8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefore) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non–Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)       Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii)      Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price, and no Option shall be cancelled and replaced with cash, other Awards or an Option or Options having a lower exercise price than the original Option. In addition, except as provided in Section 4(c) hereof, no Stock Appreciation Right may be amended to reduce its initial grant price, and no Stock Appreciation Right shall be cancelled and replaced with cash, other Awards, or a Stock Appreciation Right or Stock Appreciation Rights having a lower grant price than the original Stock Appreciation Right.

(viii)     Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance, unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short–term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or, if earlier, upon the Specified Employee’s death), unless the payment or distribution is exempt from the application of Section 409A by reason of the short–term deferral exemption or otherwise.

Section 7.           Amendment and Termination; Corrections.

(a)         Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i)         requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market or any securities exchange that are applicable to the Company;

(ii)        increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)       increases the number of shares or value subject to the limitations contained in Section 4(d) of the Plan;

(iv)       permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 6(h)(vii) of the Plan;

(v)        permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; and

(vi)       would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

(b)         Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c)         Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.           Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.           General Provisions.

(a)         Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make an Award to an employee of another corporation who becomes an employee of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Awards may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Awards.

(b)         No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(c)         Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement is issued to, and accepted by, the Participant.

(d)         Clawback Policies. All Awards under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board, if any, as such policy may be in effect from time to time.

(e)         No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(f)         No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(g)         No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(h)         Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(i)         Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(j)         No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(k)         No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(l)          Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.         Effective Date of the Plan; Effect on 2001 Plan.

The Plan was first adopted by the Board on August 16, 2010 and previously amended and restated and approved by the shareholders as of September 27, 2011, May 13, 2014 and May 26, 2016; the Plan, as amended and restated herein, was adopted by the Board on April 5, 2017. The Plan as amended and restated herein shall be subject to approval by the shareholders of the Company at the meeting of shareholders of the Company to be held on May 24, 2017, and the amended and restated Plan shall be effective as of the date of such shareholder approval. On and after September 22, 2010, no awards shall be granted under the 2001 Plan, but all outstanding awards previously granted under the 2001 Plan shall remain outstanding in accordance with the terms thereof. All grants to non–employee Directors after September 22, 2010 shall be made solely under the Plan.

Section 11.         Term of the Plan.

The Plan shall terminate at midnight on April 5, 2027, unless terminated before then by the Board; provided, however, that no Qualified Performance Award may be granted under the Plan after the fifth year following the year in which the shareholders of the Company approved the Performance Goals, unless and until the Performance Goals are reapproved by the shareholders. Awards may be granted under the Plan until the earlier to occur of the date of termination of the Plan or the date on which all Shares available for Awards under the Plan have been purchased or acquired. As long as any Awards are outstanding under the Plan, the terms of the Plan shall govern such Awards.

APPENDIX B

AxoGen, Inc.

2017 Employee Stock Purchase Plan

Adopted by the Board of Directors:  April 5, 2017

Approved by the Stockholders:  __, 2017

1.         Purpose.

(a)        This Employee Stock Purchase Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations to acquire a proprietary interest in the Company through participation in employee stock purchase plan designed to qualify under Section 423 of the Code.

(b)        The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.        Definitions. Unless otherwise provided in the Plan, capitalized terms, when used herein, shall have the following respective meanings:

(a)        “Account” means a bookkeeping account established and maintained to record the amount of funds accumulated pursuant to the Plan with respect to a Participant for purpose of purchasing Shares under this Plan.

(b)        “Administrator” means the Board, the Compensation Committee of the Board, or any other committee appointed by the Board.

(c)        “Board” means the Board of Directors of the Company.

(d)        “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e)        “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f)         “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(g)        “Common Stock” means the Company’s common stock, $0.01 par value per Share.

(h)        “Company” means AxoGen, Inc., a Minnesota corporation.

(i)         “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her Account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(j)        “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

i.     a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

ii.    a sale or other disposition of more than 50% of the outstanding securities of the Company;

iii.   a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

iv.   a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k)        “Director” means a member of the Board.

(l)         “Effective Date” means the effective date of the Plan, as set forth in Section 13.

(m)      “Eligible Compensation” shall mean and refer to the Participant’s cash compensation paid through the Company’s or a Related Corporation’s payroll system for personal services actually rendered in the course of employment. Eligible Compensation shall be limited to amounts received by the Participant during the period he or she is participating in the Plan and includes salary and other wages, amounts contributed by the Participant to any benefit plan maintained by the Company or any Related Corporation (including any 401(k) plan or 125 plan) sick pay, vacation pay, and holiday pay, commissions, draws against commissions, except to the extent that the exclusion of any such item (or a sub-set of any such item) is specifically directed by the Administrator for all Eligible Employees. Notwithstanding the preceding, Eligible Compensation does not include any incentive or other bonus payments (unless the inclusion of any incentive or other bonus payment is specifically directed by the Administrator for all Eligible Employees), remuneration paid in a form other than cash, overtime pay, fringe benefits (including car allowances and relocation payments), employee discounts, expense reimbursement or allowances, long-term disability payments, workmen’s compensation payments, welfare benefits, and any contributions that the Company or any Related Corporation makes to any benefit plan (including any 401(k) plan or any other welfare or retirement plan).

(n)        “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(o)        “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(p)        “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(q)        “Enrollment Agreement” means the agreement(s) between the Company and an Eligible Employee, in such written, electronic, or other format and/or pursuant to such written, electronic, or other process as may be established by the Administrator from time to time, pursuant to which an Eligible Employee elects to participate in this Plan or elects to make changes with respect to such participation as permitted by this Plan.

(r)        “Enrollment Period” shall mean that period of time prescribed by the Administrator, which period shall conclude prior to the Offering Date, during which Eligible Employees may elect to participate in an Offering Period. The duration and timing of Enrollment Periods may be changed or modified by the Administrator from time to time.

(s)        “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(t)        “Fair Market Value” means, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a Share of Common Stock on the NASDAQ Capital Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the last price (in regular trading) for a Share of Common Stock on the Market for the next preceding day on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more Purchase Rights that the Fair Market Value shall equal the last price for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a Share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the Plan in the circumstances. The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Purchase Rights if a different methodology is necessary or advisable to secure any intended favorable tax, legal, or other treatment for the particular Purchase Right(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Purchase Rights will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

(u)        “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(v)        “Offering Date” means a date selected by the Board for an Offering to commence.

(w)       “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(x)        “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(y)        “Plan” means this AxoGen, Inc. 2017 Employee Stock Purchase Plan.

(z)        “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(aa)      “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(bb)     “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)      “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(dd)     “Securities Act” means the Securities Act of 1933, as amended.

(ee)      “Termination of Service” means, with respect to an employee, a cessation of the employee-employer relationship between the employee and the Company or a Related Corporation for any reason, (i) including but not by way of limitation, (A) a termination by resignation, discharge, disability, retirement, or the disaffiliation of a Related Corporation, (B) unless otherwise determined or provided by the Administrator, a transfer of employment to a Subsidiary that is not a Related Corporation as of the first day immediately following the three (3)-month period following such transfer, and (C) a termination of employment where the individual continues to provide certain services to the Company or a Subsidiary in a non-employee role, but (ii) excluding (A) such termination where there is a simultaneous reemployment by the Company or a Related Corporation and (B) any bona fide and Company-approved leave of absence, such as family leave, medical leave, personal leave, and military leave; provided, however, where the period of leave exceeds three (3) months and the employee’s right to reemployment is not guaranteed either by statute or by contract, the employee-employer relationship will be deemed to have terminated on the first day immediately following such three (3)-month period.

(ff)       “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

3.         Administration.

(a)        The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3(c).

(b)        The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

i.     To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical), including, but not limited to, the timing and length of Offering Periods and establishing minimum and maximum contribution rates.

ii.    To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

iii.   To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

iv.   To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

v.    To suspend or terminate the Plan at any time as provided in Section 13.

vi.   To amend the Plan at any time as provided in Section 13.

vii.  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

viii. To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States as necessary to comply with Section 423 of the Code.

(c)        The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)        All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

4.         Shares of Common Stock Subject to the Plan.

(a)        Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 600,000 shares of Common Stock.

(b)        If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)        The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.         Grant of Purchase Rights; Offering.

(a)        The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 10, inclusive.

(b)        If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)        The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

6.         Eligibility.

Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 3(b), to Employees of a Related Corporation. An Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than three months. In addition, the Board may (unless prohibited by law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year, or such other criteria as the Board may determine consistent with Section 423 of the Code.

7.         Participation

(a)        An Eligible Employee may become a Participant for an Offering Period by completing the prescribed Enrollment Agreement and submitting such Enrollment Agreement to the Company (or the Company’s designee), in the format and pursuant to the process as prescribed by the Administrator, during the Enrollment Period prior to the commencement of the Offering Period to which it relates. Such Enrollment Agreement shall contain the payroll deduction authorization described in Section 7(c). A payroll deduction authorization will be effective for the first Offering Period following the submission of the Enrollment Agreement and all subsequent Offering Periods as provided by Section 7 until (i) it is terminated in accordance with Section 9, (ii) it is modified by filing another Enrollment Agreement in accordance with this Section 7(a), (iii) an election is made to decrease payroll deductions in accordance with Section 7(c), (iv) the Participant’s Termination of Service, or (v) the Participant is otherwise ineligible to participate in the Plan.

(b)        Following the end of each Offering Period, each Participant shall be automatically re-enrolled in the next Offering Period at the applicable rate of payroll deductions in effect on the last Trading Day of the prior Offering Period or otherwise as provided under Section 7(c), unless (i) the Participant has elected to withdraw from the Plan in accordance with Section 9, (ii) the Participant’s Termination of Service, or (iii) the Participant is otherwise ineligible to participate in the next Offering Period. Notwithstanding the foregoing, the Administrator may require current Participants to complete and submit a new Enrollment Agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

(c)        Each Participant’s Enrollment Agreement shall contain a payroll deduction authorization pursuant to which he or she shall elect to have either a designated whole percentage of Eligible Compensation between one percent (1%) and ten percent (10%) or dollar amount not to exceed ten percent (10%) of his or her Eligible Compensation deducted on each payday during the Offering Period and credited to the Participant’s Account for the purchase of Shares pursuant to the offering. Payroll deductions shall commence on the Offering Date of the first Offering Period to which the Enrollment Agreement relates (or as soon as administratively practicable thereafter) and shall continue through subsequent Offering Periods pursuant to Section 7(a). Participants shall not be permitted to make any separate cash payments into their Account for the purchase of Shares pursuant to an offering. Notwithstanding the foregoing, if local law prohibits payroll deductions, a Participant may elect to participate in an Offering Period through contributions to his or her Account in a format and pursuant to a process acceptable to the Administrator. In such event, any such Participant shall be deemed to participate in a separate offering under the Plan, unless the Administrator otherwise expressly provides.

If in any payroll period a Participant has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her payroll deduction election, then (i) the payroll deduction election for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the percentage or dollar amount of Eligible Compensation shall be deemed to have been reduced by the amount of the reduction in the payroll deduction election for such payroll period. Deductions of the full amount originally elected by the Participant will recommence as soon as his or her pay is sufficient to permit such payroll deductions; provided, however, no additional amounts will be deducted to satisfy the outstanding election.

A Participant may elect to decrease, but not increase, the rate of his or her payroll deductions during an Offering Period by submitting the prescribed Enrollment Agreement to the Company (or the Company’s designee) at any time prior to the first day of the last calendar month of such Offering Period. Any such payroll deduction change will be effective as soon as administratively practicable thereafter and will remain in effect for successive Offering Periods as provided in Section 7(a) unless (i) the Participant submits a new Enrollment Agreement for a later Offering Period, (ii) the Participant elects to decrease his or her payroll deductions, (iii) the Participants elects to withdraw from the Plan in accordance with Section 9 or (iv) the Participant is otherwise ineligible to participate in the Plan. A Participant may only increase his or her rate of payroll deductions to be effective for the next Offering Period by completing and filing with the Company a new Enrollment Agreement authorizing the payroll deductions.

(d)       No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation (unless otherwise required by law). For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(e)        As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time. Notwithstanding the above, in no event may a Participant purchase more than 3,000 shares of Common Stock under the Plan during any calendar year in which such rights are outstanding at any time, unless otherwise expressly provided by the Administrator in advance of that Offering Period.

(f)        Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

8.         Purchase Rights; Purchase Price.

(a)        The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(b)        In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(c)        The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

i.     an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

ii.    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

9.         Withdrawal; Termination.

(a)        An Eligible Employee may withdraw from any Offering Period after the applicable Offering Date, in whole but not in part, at any time prior to the date specified by the Administrator or, if no such date is specified by the Administrator, the first day of the last calendar month of such Offering Period, by submitting the prescribed withdrawal notice to the Company (or the Company’s designee), in the format and pursuant to the process as prescribed by the Administrator. If a Participant withdraws from an Offering Period, the Participant’s Purchase Rights for such Offering Period will automatically be terminated, and the Company will refund in cash the Participant’s Contributions from their Participant Account for such Offering Period as soon as practicable thereafter. A Participant’s withdrawal from a particular Offering Period shall be irrevocable. If a Participant wishes to participate in a subsequent Offering Period, he or she must re-enroll in the Plan by timely submitting a new Enrollment Agreement in accordance with Section 7(a).

(b)        Unless otherwise required by applicable law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately (i) a Participant’s Termination of Service (subject to any post-employment participation period required by law) or (ii) a Participant is otherwise no longer eligible to participate. The Company will distribute to such individual all of such Participation’s accumulated but unused Contributions from their Participant Account. If a Participant dies, (i) any outstanding Purchase Rights held by the Participant shall immediately terminate, and (ii) the Participant shall be withdrawn from the Plan. As soon as administratively practicable after the Participant’s death, the amount then credited to the Participant’s Account shall be remitted to the executor, administrator, or other legal representative of the Participant’s estate or, if the Administrator permits a beneficiary designation, to the beneficiary or beneficiaries designated by the Participant if such designation has been filed with the Company or the Company’s designee before such Participant’s death. If such executor, administrator, or other legal representative of the Participant’s estate has not been appointed (to the knowledge of the Company) or if the beneficiary or beneficiaries are no longer living at the time of the Participant’s death, the Company, in its discretion, may deliver the outstanding Account balance to the spouse or to any one or more dependents or relatives of the Participant or to such other person as the Company may designate.

(c)        During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution.

(d)        Unless otherwise specified in the Offering or required by applicable law, the Company will have no obligation to pay interest on Contributions.

10.       Exercise of Purchase Rights.

(a)        On each Purchase Date, each Participant’s accumulated Contributions in the Participant’s Account will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b)        If any amount of accumulated Contributions remains in a Participant’s Account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be retained in the Account and rolled forward to the next Offering Period.

(c)        No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

11.       Covenants of the Company.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

12.       Adjustments upon Changes in Common Stock; Corporate Transactions.

(a)        In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 4(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and

Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)        In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase, unless otherwise provided by the Administrator.

13.       Amendment, Termination or Suspension of the Plan.

(a)        The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 12(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b)        The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)        Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

14.       Effective Date of Plan.

The Plan shall become effective at such time as the Plan has been adopted by the Board or such later date as shall be designated by the Board upon its adoption of the Plan; provided, however, that the Plan and all Enrollment Agreements entered into thereunder shall be, and be deemed to have been, null and void if the Plan is not approved by the holders of a majority of the outstanding shares of Common Stock of the Company within twelve (12) months after the date on which the Plan is adopted by the Board.

15.       General Provisions.

(a)        Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)        A Participant will not be deemed to be the holder of, or to have any of the rights of a shareholder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)        All Purchase Rights under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board, if any, as such policy may be in effect from time to time.

(d)        The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(e)        The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Purchase Right, and any rules and regulations relating to the Plan or any Purchase Right.

(f)         If any provision of the Plan or any Purchase Right is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Purchase Right under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Purchase Right, such provision shall be stricken as to such jurisdiction or Purchase Right, and the remainder of the Plan or any such Purchase Right shall remain in full force and effect.

E24224-P88118 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AXOGEN, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gregory G. Freitag
02) Mark Gold, M.D.
03) Jamie M. Grooms
04) Guido J. Neels
05) Robert J. Rudelius
06) Amy Wendell
07) Karen Zaderej

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V1.1

VOTE BY INTERNET Before The Meeting-Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AXOGEN,INC. 13631 PROGRESS BLVD. SUITE 400 ALACHUA, FL 32615 DuringTheMeeting - Go to www.virtualshareholdermeeting.com/axogen17 You may attend the Meeting via theInternet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follov1the instructions. VOTE BY PHONE - 1-800·690-6903 Use <ny touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark. sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 M=rcedes Way,Edgewood, NY 11717. TO VOTE.MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: -------------------------E24224-P-881-18 -----KEEP-THIS-POR-TION-FOR-YOU-R RE-COR-DS DETACH AND RETURN TH S PORTIONONLY THI S PROXY CARDIS VALID ONLY WHEN SIGNED AND DATED. numoel'(s)of the norninee(s) on the line below. the following: ) increase the number of shares of our common stoclc authorized for issuance under the 2010 Plan from 5,500,000 shares to 7,700,000 shares and 0 0 0 3_ To approve the AxoGen,Inc 2017 Employee Stacie Purchase Plan_ personally.Allholders must sign_ If a corporationor partnership,please signrnfull corporate '11..1.1 AXOGEN,INC.For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR AllAllExceptnorn1nee(s),marie "For All Except and write the 1. Election of Directors 0 00 Nominees: 01) Gregory G.Frertag 05) Robert J. Rudelrus 02) Marie Gold, M.D. 06) Amy Wendell 03) Jamie M_ Grooms 07) Karen Zaderej 04) Guido J. Neels The Board of Directors recommends you vote FOR proposals 2.3, and4.For Agalnst Absta n 2. To approve an amendment and restatement of the AxoGen,Inc.2010Stacie Incentive Plan (as preVIously amended and restated,the •2010 Plan") to000 i)make certa1n admimstrative Changes to the 2010 Plan. 4_To raUfy the seection of Lur e,llP as our rndependent reg stered public accounting firm for the year endng December 31,2017.000 NOTE:Such other business as may property come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appeal'(s) hereon. When srgn1ng as attorney,executor, administrator,or other fidudary, please give fullUtle as such.Joint ownersshou d each sign or partnershp name lly authorized offrcer. ture [PlEASE SIGN WITHIN BOX)Signature {Joint OWners)Date

Important Notice Regarding the Availability of Proxy Material.s for the Annual Meeting: The Notice and Proxy Statement and form 10-K are avaiJable at www.proxyvote.com. £24225.f'SB118 \<i.l AXOGEN,INC. Annual Meeting of Shareholders May 24,2017 4:00PM This proxy is solicited by the Board of Directors The shareholders herebyappoint GregoryG.FreitagandDavidHansen, or eitherof them,as proxies,each withthepavver to appoint his substitute, and hereby authorize themtorepresent andtovote,as designatedonthe reverse side of this ballot,allof the shares of common stock of AxoGen,Inc. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00PM EDT on May 24, 2017, at the Renaissance Orlando Airport Hotel. 5445 Forbes Place,Orlando, fl 32812 and any adjournment or postponement thereof. This proxy, when properl y executed, will be voted in the manner directed herein.If no such direction is made. this proxy will be voted in accordance with the Board of Directors' recommendations.

AXOGEN, INC. Annual Meeting of Shareholders May 24, 2017 4:00 PM This proxy is solicited by the Board of Directors The shareholders hereby appoint Gregory G. Freitag and David Hansen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AxoGen, Inc. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 PM EDT on May 24, 2017, at the Renaissance Orlando Airport Hotel, 5445 Forbes Place, Orlando, FL 32812 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. V.1.1

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24,2017. AXOGEN,INC. AXOGEN,INC 13631 PROGRESS BLVD. SUITE 400 AlACHUA, Fl32615 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type:Annual Meeting For holders as of: March 30, 201 7 Date: May 24, 20 1 7 Time: 4:00 PM EDT Location: Renaissance Orlando Airport Hotel 5445 Forbes Place Orlando,FL 3281 2 Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/axogen1 7

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Voting Items

1. Election of Directors

Nominees:

01) Gregory G. Freitag
02) Mark Gold, M.D.
03) Jamie M. Grooms
04) Guido J. Neels
05) Robert J. Rudelius
06) Amy Wendell
07) Karen Zaderej

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

Before You Vote How to Access the Proxy Materials following page) and visit: www.proxyvote.com. If you want to receive a pa per or e-mail copy of th ese docu ments, you must requ est on e. There is NO charge for 2) BY TELEPHONE: 1 -800-579-1639 by th e arrow IXXXX XXXX XXXX XXXXI(located on the fol lowing page) in the su bject line. - How To Vote - Please Choose One of the FollowingVoting Methods IXXXX XXXX XXXX XXXXI (located on the following page) available and fol low the instructions. marked by the arrow I XXXX xxxx xxxx XXXXI (located on the followi ng page) available I Voting Items I The Doard of Oiredors retomrnends yotlvote FOR ttle follov,ring: 1.Ll!:'<..l or of Diu r.l.<.i.l> t\lominees: Cir =<g:r ry (i Fr@t-. MJrk. rclrJ,M.D. J<.ilfiK:,'.( f:Jl:'U ro•<.J u J. Nt•el:. 01} 01.t iJ:!..t 04.t C.:':-o) C.:b) c.; /) rJlJL''lJ. Ko:Jehu" Au r • \\'cfi(.Jt!'ll K\.IU.:11 L..J:Jt:'lt1 The Board of Directors recommends you vote F<lR proposals 2,3,and 4. prw•nur;r -mPnt1@(! :.rt1 rPtrl1PrJ,tt lo :.pprcn :3-n.mPn1mXI-rrl rxt,:;-Pffipnt r.t thF 1\:X( )(,fln,lr . i'nl 0 '-lt -,rl:: Jl)(pntrvt=-Pln .: "2010 Plan·) o ( 1ircrease1he U'llbr of sars of our ccmmor stcck autllomed f)r isscancunder me 2010 Plan f'Om 5,503.000 •J!,If("• I l /,/00,011: ) O...hi U I"o ,IfI(I (11; lllf J '(I' (('f lo llll o!:fiiiiUI'ollol hVI'( II.J'M J('\ (1) U IC' )(J11J 1-'1:11' T3 a pp·c·vne,'xoGen. Inc. 201 7 Employee Stock Purchase Plan. 3. To r.:-ify thP 'i.F'IP\t on nf uriP, II '? c. nur in1PpPnr.pnr rPtJitPrPrJ pcJI) ir :.crmmtinfirm f nr tf'lF yF<:,r Pnrling December 31. 231 7. NOTE: ).t.ttl Ulll',f iJuu·:.J:. IIIJ'r' JJIUI.Jt'f l' tLHIIL' l.l.::f rJw lh1'1C t' II1Li ' f J fl\' <J c.JtOU I IIIlll.'f1t lhL'K:J . Vote In Person: Many shareholder meetings have attendance requ irements includi ng, but not li mited to, the possession of an attendance ticket issued by the entity holding the meeti ng. Pl ease ch eck the meeting materials for any special requirements for meeting attendance. At th e meeting.you wil l n eed to requ est a bal lot to vote these shares. Vote By In te rn et: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow DuringThe Meeting: Go to www.virtua/shareholdermeeting.comlaxogen I 7. Have the information that is printed in the box and follow th e instructions. Vote By M ail: You can vote by mail by requesting a pa per copy of the materials, wh ich will include a proxy card. Proxy Materials Available to VIEW o r RECEIVE: NOTICE AND PROXY STATEM ENT FORM I 0-K H ow toView Onlin e: Have the i nformation that is prin ted in the box marked by the arrow IXXXX XXXX XXXX XXXXI (located on the H ow to Req u est and Receive a PAPER o r E-MAIL Co py: requesti ng a copy. Pl ease choose one of th e following methods to make your request: I ) BY INTERNET:www.proxyvote.com 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materi als by e-mail, please send a blan k e-mail with th e information that is printed in the box marked Req uests, i nstructi ons and other inq uiri es sent to th is e-mail address will NOT be forwarded to your investment advi sor. Please make the request as i nstructed above on or·before May I 0, 2017 to facil itate ti mely del ivery.